Exhibit 99.1

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

January 1, 2020 Restatement and Amendment No. 64

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

ARTICLE I

NAME; EFFECTIVE DATE

This plan is known as the M&T Bank Corporation Retirement Savings Plan.

The Plan’s original effective date was April I, 1986. The Plan was restated several times, most recently as of January 1, 2016. This Plan restatement is effective January 1, 2020, except as provided herein.

Except as provided herein, the rights of an Employee who terminated employment before January I, 2020, are governed by the terms of the Plan in effect at the time of termination.

The Plan is intended to be qualified under Code Section 40l(a) with a cash or deferred arrangement under Code Section 40l(k). The Plan is a combined profit sharing plan/stock bonus plan. The stock bonus component of the Plan is an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7), and is referred to herein as the ESOP Component.

ARTICLE2

DEFINITIONS

The following terms have the following meanings:

Account - an account established for a Participant under Section 5.I.

Affiliate - an entity that is not an Employer, but is required to be aggregated with the Employer under Code Sections 4l 4(b), (c), (m) or (o).

After-tax Contributions - after-tax contributions that were made to the Plan (including a plan described in Article 14) when after-tax contributions were permitted.

Beneficiary - the person designated under Section 8.5 to receive a Distribution after the death of a Participant.

Benefit Compensation - (a) The Employee’s compensation reported by the Employer on Form W-2 in Box I:

(I) increased by the Employee’s contributions made under a salary reduction agreement that are not includible in gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) or 403(b); and

(2) decreased by the following amounts reported in Box 1:

(A) amounts paid or reimbursed for moving expenses or to compensate for taxes incurred for reimbursed moving expenses;

(B) stock option income;

(C) payments under a nonqualified deferred compensation plan;

(D) imputed income from group term life insurance coverage;

(E) severance pay;

(F) income derived from benefit credits received under the M&T Bank Corporation Flexible Benefits Plan.

(b) For determining contributions for a Qualified Disabled Participant under Section 4.6, a Qualified Disabled Participant will be deemed to have Benefit Compensation each Plan Year equal to their Benefit Compensation for the Plan Year in which the Disabled Participant became entitled to Social Security disability benefits, or for the preceding Plan Year, whichever is greater. If a Qualified Disabled Participant does not receive Benefit Compensation in each month of the preceding Plan Year, the Participant’s deemed annual Benefit Compensation for the preceding Plan Year is the average monthly Benefit Compensation for the portion of that Plan Year in which the Participant performed services for the Employer multiplied by 12. In computing a Qualified Disabled Participant’s average monthly Benefit Compensation for the preceding Plan Year, months that are not full months of employment are disregarded. The following rules apply for computing a Qualified Disabled Participant’s average monthly Benefit Compensation:

(I) Compensation that is not of the type the Qualified Disabled Participant would have received on an annual basis if their employment had continued (e.g., one -time signing bonuses) is disregarded; and

(2) Bonuses, commissions and other similar types of compensation paid during the period will be apportioned ratably among the months within the period during which the Qualified Disabled Participant performed services.

(c) Benefit Compensation is limited to $285,000 per Plan Year (as adjusted after 2020 under Code Section 40l(a)(l 7)(B)). The cost ofliving adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with that calendar year.

(d) Benefit Compensation includes Employee Roth Contributions.

Code - the Internal Revenue Code of 1986.

Committee - see Section 9.1.

Contribution - a contribution made under Article 4.

Corporation - the Manufacturers and Traders Trust Company.

Discretionary Contribution and Discretionary Participant — see Section 4.8.

Eligible Employee - an Employee who is eligible under Section 3.1(b) to make Employee Pretax Contributions.

Eligible Participant - an Employee who is eligible under Section 3.l(c) to receive Employer Matching Contributions. An Eligible Participant can also be eligible to receive either RAA Contributions or Discretionary Contributions, as set forth in Sections 3.1, 3.2, 4.6 and 4.8.

Employee - a common law employee of an Employer, excluding nonresident aliens within the meaning of Code Section 770 I(b)(I)(B) working primarily outside the United States. Leased employees within the meaning of Code Section 4l 4(n) are not eligible to participate in this Plan.

Employee Pretax Contributions -see Section 4.l(a)(l). Employee Pretax Contributions include employee elective deferrals as defined in Code Section 402(g) that were made to a plan described in Articlel4.

Employee Roth Contributions -see Section 4.l(a)(2).

Employer - the Corporation and any other entity that adopts the Plan with the consent of the Corporation.

ESOP Component - the portion of the Plan consisting solely of M&T Stock, as set forth in Article 15.

Highly Compensated Employee - for any Plan Year, an Employee (1) who at any time during the current or preceding Plan Year is a 5-percent owner of the Employer or (2) who received Section 415 Compensation from the Employer for the preceding Plan Year in excess of the applicable dollar amount determined under Code Section 414(q)(l)(B)(i). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.

Hour of Service - (a) the sum of:

(1) Each hour for which an employee is paid, or entitled to payment for the performance of duties for the Employer.

(2) Each hour for which an employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or leave of absence. No hours will be credited to an employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation or unemployment or disability insurance laws. Hours are not credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee. No more than 50I Hours of Service will be credited under this paragraph (2) for any single continuous period of absence during which no duties are performed.

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours will be credited to the computation period to which the back pay pertains.

(b) (I) Hours of Service are credited for the time while an Employee is on an leave protected by the Family and Medical Leave Act, based on the Employee’s regular work schedule in effect before the protected FMLA leave begins. Hours will not be credited under this subsection (b)(l) to the extent they are credited under subsection (a)(2).

(2) Hours of Service are credited for the time an Employee is on a leave that qualifies under the M&T Bank Parental Leave program, based on the Employee’s regular work schedule in effect before the Parental Leave begins. Hours will not be credited under this subsection (b)(2) to the extent they are credited under subsection (a)(2).

(3) Hours of Service with an Affiliate:

(A) Are credited for determining Years of Vesting Service for vesting purposes under Section 5.4.

(B) Are not credited for determining Years of Vesting Service for the RAA Contribution percentage under the schedule in Section 4.6(a)(l);

(C) Are not credited for determining if an Employee has 1,000 Hours of Service under Section 4.6(b)(2) so as to be entitled to the RAA Contribution in any Plan Year.

(c) If the Employer’s records are not required by federal law to reflect the Employee’s actual Hours of Service, the Employee will be credited with 45 Hours of Service for each week in which the Employee works at least one Hour of Service.

(d) Hours of Service will be determined in accordance with Department of Labor Regulations at 29 CFR §2530.200b-2. Hours of Service are credited to the appropriate computation period in accordance with Department of Labor Regulations at 29 CFR §2530.200b-2( c).

Investment Option-see Section 9.10.

M&T Stock- (a) Common stock issued by M&T Bank Corporation (or any other corporation that is a member of the controlled group that includes M&T Bank Corporation) that is readily tradable on an established securities market.

(b) If the common stock issued by M&T Bank Corporation ceases to be readily tradable on an established securities market, and no other corporation that is a member of the controlled group that includes M&T Bank Corporation has issued common stock that is readily tradable on an established securities market, then “M&T Stock” will mean common stock issued by M&T Bank Corporation (or a corporation that is a member of the controlled group that includes M&T Bank Corporation) having a combination of voting power and dividend rights equal to or in excess of:

(1) That class of common stock of M&T Bank Corporation (or of any corporation that is a member of the controlled group that includes M&T Bank Corporation) having the greatest voting power, and

(2) That class of common stock of M&T Bank Corporation (or of any corporation that is a member of the controlled group that includes M&T Bank Corporation) having the greatest dividend rights.

(c) “M&T Stock” also includes noncallable preferred stock that is convertible at any time into stock that is otherwise considered M&T Stock under this definition, so long as the conversion is at a conversion price that is reasonable (determined as of the date of the acquisition by the Plan). For purposes of the preceding sentence, under Treasury Regulations, preferred stock will be treated as noncallable if after the call there will be a reasonable opportunity for a conversion that meets the requirements of the preceding sentence.

Matching Contributions_:_ see Section 4.2. Matching Contributions include any employer contribution, other than employee elective deferrals, made to a plan described in Article 14.

Normal Retirement Age - the later of a Participant’s 65th birthday and the fifth anniversary of their commencement of participation in the Plan, provided the Participant is still an Employee on that date.

One Year Break in Vesting Service - a Plan Year for which an Employee is credited with less than 501 Hours of Service. For this purpose, up to 501 Hours of Service will be credited for any period during which an Employee is not working for the Employer by reason of the pregnancy of the Employee, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of such child by such Employee, including for purposes of caring for such child for a period beginning immediately following such birth or placement. Hours of Service credited under this provision will be credited for the Plan Year in which the absence from work begins, if necessary to avoid a Break in that Plan Year. Otherwise, the Hours of Service will be credited in the Plan Year after the Plan Year in which the absence begins. Hours of Service will not be credited under this provision to the extent they are already credited under the definition of Hours of Service.

Participant - an Employee or former Employee who has an Account balance, or who is an Eligible Employee under Section 3. I.

Plan - the M&T Bank Corporation Retirement Savings Plan.

Plan Year - the calendar year.

Qualified Domestic Relations Order - a qualified domestic relations order within the meaning of Code Section 4l 4(p)(I)(A).

Qualified RAA Participant and Qualified Disabled RAA Participant - see Section 4.6.

RAA Contributions - see Section 4.6.

Rollover Contributions and Roth Rollover Contributions - see Section 4.3. Rollover Contributions include rollover contributions to a plan described in Article 14.

Roth Contributions Account and Roth Rollover Account - see Section 5.1.

Section 415 Compensation - (a) an Employee’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer, but does not include (i) employer contributions to a deferred compensation plan that are not includible in the Employee’s gross income for the taxable year in which contributed or any distributions from a deferred compensation plan (other than an unfunded nonqualified plan); (ii) amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; or (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance to the extent not includible in the gross income of the individual. Section 415 Compensation includes (i) any elective deferral (as defined in Code Section 402(g)(3)); (ii) any amount that is contributed or deferred by an Employer at the election of an Employee and is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457, and (iii) Employee Roth Contributions.

(b) Section 415 Compensation for a Limitation Year means the amount actually paid or made available during the Limitation Year. Notwithstanding the preceding sentence, Section 415 Compensation for a Qualified Disabled Participant is the amount the Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid to him immediately before becoming permanently and totally disabled.

(c) Payments made within 2 1⁄2 months after termination of employment are Section 415 Compensation if they are payments that would have been paid anyway if the employee continued in employment with the Employer and are regular compensation for services during the employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the employee would have been able to use the leave if employment had continued. Any other payments are not Section 415 Compensation if paid after termination of employment, even if they are paid within 2 1⁄2 months following termination, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(l)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d) Section 415 Compensation is limited to $285,000 per Plan Year and Limitation Year (as adjusted under Code Section 40I(a)(l 7)(8)). The cost of living adjustment in effect for a calendar year applies to Compensation for the Plan Year and Limitation Year that begins with that calendar year.

Spouse - means the person to whom a Participant is legally married under the laws of any state, territory or possession of the United States. Marriage does not include a domestic partnership, civil union, or other similar formal relationship recognized by law that is not specifically denominated as marriage.

Trust - the trust established under the Trust Agreement.

Trust Agreement - the trust agreement between the Corporation and the Trustee providing for the Trust Fund. The Trust Agreement is incorporated into the Plan by reference.

Trust Fund- the assets held by the Trustee under the Trust Agreement.

Trustee - the entity appointed by the Corporation to be the trustee of the Plan, or their successor.

Valuation Date - each day the New York Stock Exchange is open for business.

Year of Vesting Service -

(a) A Plan Year in which an Employee completes at least 1,000 Hours of Service.

(b) Years of service credited to an Employee under Section 7.02(c)-(m) of the M&T Bank Corporation Pension Plan will constitute Years of Vesting Service under this Plan.

(c) Years of Vesting Service are credited for certain pre-acquisition service with certain employers as set forth in Article 13.

(d) Years of Vesting Service earned before five consecutive One Year Breaks in Vesting Service will be permanently lost if an Employee incurs those consecutive One Year Breaks in Vesting Service before becoming at least partially vested in either (1) their Retirement Accumulation Account or Discretionary Contribution Account under Section 5.4(b) or (2) employer matching contributions made under this Plan before 2006 (in either case not counting vesting in dividends paid on M&T Stock). Once an Employee becomes at least partially vested as described in the preceding sentence, their Years of Vesting Service are never lost for any reason.

ARTICLE3

ELIGIBILITY

Section 3.1 Eligibility To Participate.

(a) Subject to Section 3.2, each person who was an Eligible Employee or Eligible Participant on December 31, 2019, retains that status on January I, 2020, provided they are an Employee on that date.

(b) Eligible Employee — Pretax Contributions. An Employee becomes an Eligible Employee, and may make Employee Pretax Contributions and Employee Roth Contributions, upon the later of their date of employment and attainment of age 21.

(c) Eligible Participant — Matching Contributions.

(I) An Employee hired before July I, 2019, who had not otherwise become an Eligible Participant by December 31, 2019, becomes an Eligible Participant and may receive Matching Contributions upon the later of January I, 2020 and their attainment of age 21.

(2) An Employee hired after June 30, 2019, becomes an Eligible Participant and may receive Matching Contributions upon the later of the sixth month anniversary of their date of hire and attainment of age 21.

(d) Eligible Participant — RAA and Discretionary Contributions.

(I) Employees first hired, or rehired, before January I, 2020, are eligible to receive RAA Contributions upon becoming an Eligible Participant under subsection (c) and satisfying the requirements of Section 4.6.

(2) Employees first hired after December 31, 2019, are not eligible to receive RAA Contributions, and instead are eligible to receive Discretionary Contributions upon becoming an Eligible Participant under subsection (c) and satisfying the requirements of Section 4.8.

(3) Employees first hired before January I, 2020, and rehired after December 31, 2019, are eligible for either RAA Contributions or Discretionary Contributions in accordance with Section 3.2(b).

(e) All eligibility under this Section 3. I and under Section 3.2 begins as of the first day of the first payroll period after satisfying the eligibility requirements.

(f) If an Eligible Employee or Eligible Participant ceases to be an Employee, they will immediately cease to be an Eligible Employee or Eligible Participant.

Section 3.2 Rehired Employees.

(a) Employee Pretax and Matching Contributions. If an Eligible Employee or Eligible Participant ceases to be an Employee and is later rehired as an Employee:

(I) They become an Eligible Employee upon their date ofrehire.

(2) If they were an Eligible Participant when they ceased to be an Employee, then:

(A) if they are rehired before the fifth anniversary of the date they ceased to be an Employee, they become an Eligible Participant and may receive Matching Contributions upon their date of rehire.

(B) if they are rehired on or after the fifth anniversary of the date they ceased to be an Employee, they become an Eligible Participant and may receive Matching Contributions upon the sixth month anniversary of their date of rehire.

(3) If they were not an Eligible Participant when they ceased to be an Employee, they become an Eligible Participant after they satisfy the six month anniversary requirement of Section 3.l(c)(2) and attain age 21. If the break in employment was shorter than the period of employment before termination, the six month anniversary is measured from the original date of hire. If the break in employment was equal to or longer than the period of employment before termination, the six month anniversary is measured from the date of rehire.

(b) RAA and Discretionary Contributions.

(I) If an Employee was first hired before January I, 2020, and is rehired after December 31, 2019 and before the fifth anniversary of the date they ceased to be an Employee, they are eligible to receive RAA Contributions upon again becoming an Eligible Participant and satisfying the requirements of Section 4.6. If such an Employee does not satisfy the requirements of Section 4.6, they are eligible to receive Discretionary Contributions upon satisfying the requirements of Section 4.8.

(2) Regardless of when an Employee was first hired, if an Employee is rehired after December 31, 2019, and after the fifth anniversary of the date they ceased to be an Employee, they are not eligible to receive RAA Contributions. Instead, they are eligible to receive Discretionary Contributions upon again becoming an Eligible Participant and satisfying the requirements of Section 4.8.

Section 3.3 Rights of Certain Veterans.

(a) (I) Contributions and service credit for qualified military service will be provided in accordance with Code Section 414(u).

(2) (A) An Employee who became an Eligible Participant for RAA Contribution purposes under Section 3. I, and who thereafter returns to employment with the Employer after a period of qualified military service and while their reemployment rights are protected by law, will again become an Eligible Participant for RAA Contribution purposes upon their return.

(B) An Employee who would have become an Eligible Participant for RAA Contribution purposes under Section 3.1 but for a period of qualified military service, and who thereafter returns to employment with the Employer after a period of qualified military service and while their reemployment rights are protected by law, will become an Eligible Participant for RAA Contribution purposes upon their return and their satisfaction of the requirements of Section 3. I.

(b) HEART Act and Related Provisions.

(I) If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than Contributions relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant’s death.

(2) The provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”), which allow for continued benefit accruals for an individual who dies or becomes disabled while performing qualified military service, will not apply.

(3) An individual receiving a differential wage payment, as defined by Code Section 340I(h)(2), (i) is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Section 415 Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(l)(C) by reason of any contribution or benefit that is based on the differential wage payment. The Committee operationally may determine, for purposes of the provisions described in Code Section 4l 4(u)(l )(C), whether to take into account any deferrals, and if applicable, any matching contributions, attributable to differential wages. Differential wage payments will also be considered compensation for all Plan purposes.

This paragraph (3) applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 4I0(b)(3), (4), and (5)).

(4) Notwithstanding paragraph (3), if a Participant performs service in the uniformed services (as defined in Code Section 414(u)(l2)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility to receive a distribution from their Account. However, the Plan will not distribute such a Participant’s Account on account of this deemed severance unless the Participant specifically elects to receive a distribution. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an Employee Pretax Contribution during the six month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision that does not require a contribution suspension, then the other Plan provision will control and the six month suspension will not apply. Qualified reservist distributions, within the meaning of Code Section 40l(k)(2)(B)(i)(V), are not allowed.

ARTICLE4

CONTRIBUTIONS

Section 4.1 Employee Pretax and Employee Roth Contributions.

(a) (I) An Eligible Employee may make Employee Pretax Contributions by entering into a salary reduction agreement by which their Employer reduces the Employee’s Benefit Compensation by a designated whole percentage (not exceeding 50%), and contributes that amount to the Plan on their behalf. The salary reduction agreement must be entered into in accordance with procedures established by the Plan’s recordkeeper. The salary reduction agreement is effective for the first pay period which begins as soon as administratively practical after the Eligible Employee properly completes the recordkeeper’s procedures, and terminates when they cease to be an Employee. The Employer may amend an Employee’s salary reduction agreement at any time, if the Employer determines the amendment is necessary to ensure the limitations set forth in Section 5.3, under Code Section 402(g)(l ), or any other limitations of this Plan, will not be exceeded.

(2) An Eligible Employee may make Employee Pretax Contributions under paragraph (I) and irrevocably designate them as Employee Roth Contributions that are not excludable from gross income and that are made in lieu of all or a portion of the Employee Pretax Contributions the Employee is otherwise eligible to make. Employee Roth Contributions will be treated by the Employer as not excludable from gross income. Employee Roth Contributions will be allocated to the Employee’s Roth Contributions Account under Section 5.1. Except as expressly provided in this Plan, Employee Roth Contributions will be treated in all respects as though they are Employee Pretax Contributions.

(3) An Eligible Employee may make separate elections under paragraphs (I) and (2) regarding the portion of the Employee’s Benefit Compensation consisting of their annual incentive bonus.

(b) In accordance with procedures established by the Plan’s recordkeeper, an Eligible Employee may prospectively amend their salary reduction agreement to specify a different contribution percentage or to completely stop contributing. The amended salary reduction agreement becomes effective as soon as administratively practical after the Eligible Employee properly completes the recordkeeper’s procedures.

(c) (I) An Eligible Employee may not make Employee Pretax Contributions and/or Employee Roth Contributions in the aggregate in any calendar year that exceed the dollar limit specified for that year under Code Section 402(g)(l) ($19,500 for 2020).

(2) An Eligible Employee who attains age 50 before the close of a calendar year may make “catch-up” Employee Pretax Contributions and/or Employee Roth Contributions not to exceed the dollar limit specified for that year under Code Section 414(v)(2) ($6,500 for 2020). Catch-up Employee Pretax Contributions and Employee Roth Contributions are not taken into account when applying any other limitation under the Plan. Unless the Eligible Employee specifies otherwise, (A) catch-up contributions will be the same type of Employee Contributions (Pre-Tax or Roth) that the Employee otherwise makes, and (B) if the Employee makes both Employee Pre-Tax and Roth Contributions, catch-up contributions will be divided pro-rata between both types of Contributions.

(d) Employee Pretax Contributions and Employee Roth Contributions will be remitted to the Trustee as soon as reasonably possible, but in no event later than the 15th business day of the month following the month in which the Contributions would otherwise have been payable to the Employee in cash.

Section 4.2 Matching Contributions.

(a) For each payroll period, the Employer will make a Matching Contribution for each Eligible Participant equal to 100% of the Eligible Participant’s Employee Pretax Contributions and Employee Roth Contributions that do not exceed 5% of their Benefit Compensation for the payroll period. Matching Contributions are intended to satisfy the ADP test safe harbor ofT. Reg. §1.40l(k)-3(c) and the ACP test safe harbor ofT. Reg. §l.40l(m)- 3(c).

(b) For each Plan Year, the Employer will make an additional Matching Contribution (called the “True-up Match”) for each Eligible Participant equal to the excess, if any, of the Eligible Participant’s “Target Annual Match” over the total Matching Contribution made under subsection (a) for the Eligible Participant for the Plan Year. An Eligible Participant’s Target Annual Match equals I 00% of their Employee Pretax Contributions and Employee Roth Contributions that do not exceed 5% of their Benefit Compensation for the Plan Year. For all Plan purposes, the True-up Match is treated as a Matching Contribution.

(c) Matching Contributions are subject to the following:

(I) An Eligible Participant is always I 00% vested in the portion of their Account attributable to Matching Contributions.

(2) Matching Contributions are subject to the same distribution restrictions as Employee Pretax Contributions, except that Matching Contributions may not be distributed on account of hardship under Article 6.

(3) Eligible Employees must receive a safe harbor matching contribution Notice that meets the following requirements:

(A) The Notice must be sufficiently accurate and comprehensive to inform the recipient of their rights and obligations under the Plan, and be written in a manner calculated to be understood by the average Eligible Employee.

(B) The Notice must describe the Matching Contribution, other Plan contributions and the conditions under which they are made, the type and amount of compensation that can be deferred under the Plan, how to make an Employee Pretax Contribution and Employee Roth Contribution election (including administrative requirements), the periods for making the Employee Pretax Contribution and Employee Roth Contribution election under the Plan, and the withdrawal and vesting provisions applicable to contributions under the Plan.

(C) The Notice must be provided within a reasonable period before the beginning of the Plan Year. If an Employee becomes an Eligible Employee during the Plan Year, the Notice must be provided within a reasonable period before the Employee becomes Eligible, or as soon as practicable thereafter. An Eligible Employee must have at least 30 days after receipt of the Notice to make or modify a salary reduction agreement.

(4) Matching Contributions must be made within the time required by T. Reg. §1.40I(k)-3(c)(5)(ii).

Section 4.3 Rollover Contributions.

(a) An Employee may make a “direct rollover” (within the meaning of T. Reg. § l.40l(a)(31)-1) to the Plan of an “eligible rollover distribution” (within the meaning of Code Section 402(c)), including after-tax employee contributions, from a qualified plan described in Code Section 40l(a). The Plan will accept direct rollovers from a Roth 40l(k), which will be held in the Roth Rollover Account.

(b) A former Employee who (I) retires under the M&T Bank Corporation Pension Plan and receives a single sum distribution, and (2) has an Account under this Plan as of the date of distribution, may make a direct rollover of that distribution to this Plan.

(c) Except as provided in subsections (a) and (b), the Plan will not accept any rollovers, direct or indirect, from any source.

Section 4.4 Determination of Amount of Contributions.

The Employer will determine the amount of any Contributions to be made by it to the Plan, and the Employer’s determination of the Contributions is final and conclusive on all persons. The Trustee has no duty to inquire into the correctness of the Contributions made, nor to enforce the payment of Contributions. The Employer may make Contributions in cash or in kind.

Section 4.5 Refunds of Excess Contributions.

(a) If in any calendar year the aggregate of a Participant’s Employee Pretax Contributions and Employee Roth Contributions (including catch-up contributions) under this Plan, plus their other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 40l(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or under an arrangement described in Code Section 403(b), exceed the limitation of Code Section 402(g)(l ), then no later than the following March I the Participant may notify the Committee that they have exceeded the limitation and of the amount of their Employee Pretax Contributions and/or Employee Roth Contributions (including catch-up contributions) under this Plan that they wants distributed to them so that they will not exceed the limitation. Any distribution will include earnings during the Plan Year on the amount distributed, but not earnings during the gap period after the Plan Year ends. The Committee may require the Participant to provide reasonable proof that they have exceeded the limitation of Code Section 402(g)(l). No later than the next April 15, the Committee may (but is not obligated to) make the distribution requested by the Participant. The distribution may be made notwithstanding any other provision of law or this Plan. The distribution reduces the amount of Employee Pretax Contributions and Employee Roth Contributions considered as annual additions under Section 5.3. Any amounts not distributed under this Section will continue to be held in accordance with this Plan. A refund of Contribution will be withdrawn pro-rata from each of the Investment Options.

(b) If a Participant made both Employee Pre-Tax Contributions and Employee Roth Contributions during the same Plan Year, the distribution will be made first solely from their Employee Pre-Tax Contributions for the Plan Year, and will only be made from their Employee Roth Contributions for the Plan Year after all Employee Pre-Tax Contributions have been distributed.

Section 4.6 Retirement Accumulation Account Contributions.

(a) (I) A Retirement Accumulation Account will be maintained for each Qualified RAA Participant and Qualified Disabled RAA Participant (as defined below), to which is allocated the Participant’s Retirement Accumulation Account (“RAA’’) Contribution. For each Plan Year the Employer will make an RAA Contribution for each Qualified RAA Participant and Qualified Disabled RAA Participant. The RAA Contribution will be the following percentage of the Participant’s Benefit Compensation for the Plan Year, based on the Participant’s Years of Vesting Service determined as of the last day of the Plan Year:

Years of Vesting Service	Percentage
less than I	0%
I to 5	2.25%
6 to 10	2.75%
II to 15	3.50%
16 to 20	4.25%
21 to 25	5.00%
26 to 30	5.75%
31 or more	6.50%

(2) A Qualified RAA Participant’s Benefit Compensation for calculating their RAA Contribution excludes Benefit Compensation paid before the Participant became an Eligible Participant.

(3) RAA Contributions for a Plan Year will be made after the close of the Plan Year, but not later than the time prescribed by law (including extensions) for filing the federal tax return of the Employer for its taxable year in which the Plan Year ends.

(b) Except as provided in subsection (c), a Qualified RAA Participant for any Plan Year is an Eligible Participant who also meets all the following requirements:

(1) Is not eligible to accrue benefits for that Plan Year under the M&T Bank Corporation Pension Plan,

(2) Completes at least 1,000 Hours of Service during the Plan Year,

(3) Is an Employee of an Employer, or an employee of an Affiliate, on the last day of the Plan Year, and

(4) Satisfies the requirements to receive RAA Contributions under Section 3.l(d), Section 3.2(b) or Section 3.3(a).

(c) (1) Subsections (b)(2) and (b)(3) of this Section 4.6 do not apply to an Eligible Participant who (A) retires under Section 5.01, 5.02 or 5.04 of the M&T Bank Corporation Pension Plan during the Plan Year, or (8) would satisfy the requirements for retirement under Section 5.01, 5.02 or 5.04 of the M&T Bank Corporation Pension Plan during the Plan Year if the Eligible Participant participated in the Pension Plan.

(2) Subsections (b)(2) and (b)(3) of this Section 4.6 do not apply to a Qualified Disabled RAA Participant described in subsection (d).

(3) Subsection (b)(3) of this Section 4.6 does not apply to an Eligible Participant whose employment terminates during the Plan Year and who is entitled to receive severance pay benefits from the Employer on account of that termination.

(d) (!) A Qualified Disabled RAA Participant for a Plan Year is any Qualified RAA Participant who (A) is entitled to Social Security disability benefits as of the last day of the Plan Year on account of a disability onset date after December 31, 2005 and before January I, 2020, and (8) on the disability onset date was an Employee with at least IO Years of Vesting Service. (Employees with disability onset dates after December 31, 2019, cannot be a Qualified Disabled RAA Participant.)

(2) The first Plan Year for which a Qualified Disabled RAA Participant is entitled to an RAA Contribution is the later of (A) the Plan Year in which the Participant is determined to be entitled to Social Security disability benefits and (B) the Plan Year in which the Committee is furnished satisfactory proof that the Participant is entitled to those disability benefits. There is no retroactive entitlement to an RAA Contribution on account of a disability onset date in a Plan Year preceding the Plan Year that applies under the preceding sentence.

(3) The last Plan Year for which a Qualified Disabled RAA Participant is entitled to an RAA Contribution is the earliest of (A) the Plan Year in which they reach Normal Retirement Age, (8) the Plan Year preceding the Plan Year that includes the effective date of a determination that the Participant is no longer entitled to Social Security disability benefits, and (C) the Plan Year in which the Qualified Disabled RAA Participant retires and begins to receive benefit payments under the M&T Bank Corporation Pension Plan. The Qualified Disabled RAA Participant’s annual imputed Benefit Compensation for the last Plan Year will be prorated so as to exclude Compensation deemed to be received for the portion of the Plan Year following attaimnent of Normal Retirement Age or retirement under the M&T Bank Corporation Pension Plan, assuming deemed Compensation is earned ratably throughout the Plan Year. A Qualified Disabled RAA Participant is not entitled to an RAA Contribution for any Plan Year during which they are eligible to receive a disability pension under the M&T Bank Corporation Pension Plan.

(4) For determining a Qualified Disabled RAA Participant’s RAA Contribution percentage under subsection (a), the Participant has the number of Years of Vesting Service they had as of the end of the Plan Year in which they became a Qualified Disabled RAA Participant.

Section 4.7 Automatic Employee Pretax Contributions.

(a) Except as otherwise provided in this Section:

(I) Unless an Eligible Employee has a salary reduction agreement in effect, when an Eligible Employee first becomes an Eligible Participant, they are automatically deemed to enter into a salary reduction agreement under Section 4.l(a) providing for Employee Pretax Contributions of 1% of their Benefit Compensation, starting on the first administratively practicable pay date after they become an Eligible Participant. On the first administratively practicable pay date in February after automatic Employee Pretax Contributions start under the preceding sentence, the automatic Contribution percentage will automatically increase by 1%. However, if automatic Contributions first took effect for an Eligible Participant during the administrative period (specified by the Plan’s recordkeeper) preceding the pay date in question, then the first automatic increase does not occur until the second February after automatic Contributions start. In either event, on the first administratively practicable pay date of each succeeding February after automatic Contributions start, the automatic Contribution percentage will automatically increase by 1% until it reaches 10%.

(2) If an Eligible Participant has a salary reduction agreement in effect providing for Employee Pretax Contributions at a rate less than 10%, the Contribution percentage will automatically increase by 1% on the first administratively practicable pay date in February each year, until the rate reaches 10%.

(3) Automatic increases under paragraphs (I) and (2) do not apply while an Eligible Participant utilizes a custom automatic contribution increase feature provided by the recordkeeper.

(b) The following rules apply under this Section:

(I) For all purposes of this Plan, automatic Employee Pretax Contributions are treated the same as regular Employee Pretax Contributions.

(2) An Eligible Employee may designate automatic Employee Pretax Contributions as Employee Roth Contributions in accordance with Section 4.1(a)(2).

(3) The investment direction rules of Section 5.2 apply to automatic Contributions.

(4) Automatic Contributions may only be withdrawn before termination of employment as provided in Article 6.

(5) If the Participant’s current Contributions are entirely designated as Employee Roth Contributions, an automatic increase will be made entirely as Employee Roth Contributions. Otherwise, an automatic increase will be made entirely as Employee Pretax Contributions.

(c) The automatic Employee Pretax Contribution and automatic increase provisions of subsection (a) do not apply:

(1) If during the administrative period specified by the Plan’s recordkeeper before automatic Contributions would otherwise start, an Eligible Employee affirmatively elects to be excluded from the automatic Contribution provisions or affirmatively enters into a salary reduction agreement under Section 4.l(a). Unless revoked by the Employee, such an election remains in effect to prevent future automatic Contributions.

(2) If during the administrative period specified by the recordkeeper before Contributions would otherwise automatically increase, an Eligible Employee affirmatively elects to be excluded from the automatic increase. Unless revoked by the Employee, such an election remains in effect to prevent future automatic increases.

(d) If an employee subject to automatic Employee Pretax Contributions terminates employment and is thereafter rehired as an Eligible Employee, they will again be subject to automatic Contributions on the first administratively practicable pay date after rehire for which they are an Eligible Participant at the initial contribution rate under subsection (a)(l).

(e) Notice of these automatic Employee Pretax Contribution provisions will be provided in accordance with ERISA Section 514(e)(3). Notice will be given (1) to Eligible Employees for whom automatic Contributions are already being made at least 30 but not more than 90 days before the beginning of each Plan Year, and (2) to other Eligible Employees at least 30 but not more than 90 days before automatic Contributions first apply to them.

Section 4.8 Discretionary Contributions.

(a) The Employer may make a Di cretionary Contribution to the Plan for a Plan Year, to be allocated as set forth in this Section. Discretionary Contributions must be made by the due date, including extensions, of the Corporation’s federal income tax return for the Plan Year to which the Discretionary Contribution relates, and will be allocated as of the last day of such Plan Year. Discretionary Contributions are subject to the same distribution, withdrawal and loan rules under this Plan as Employee Pretax Contributions, and are treated as Annual Additions under Section 5.3.

(b) The Discretionary Contribution for a Plan Year will be a uniform percentage of each Discretionary Participant’s Benefit Compensation for the Plan Year, excluding Benefit Compensation earned before becoming a Discretionary Participant. The amount of the Discretionary Contribution will be specified in writing by the Corporation to the Trustee.

(c) A Discretionary Participant for any Plan Year is an Eligible Participant who also meets all the following requirements:

(I) Is not eligible to accrue benefits for the Plan Year under the M&T Bank Corporation Pension Plan,

(2) Is not eligible to receive an RAA Contribution under Section 4.6 for the Plan Year,

(3) Completes at least 1,000 Hours of Service during the Plan Year,

(4) Is an Employee of the Employer, or an employee ofan Affiliate, on the last day of the Plan Year, and

(5) Satisfies the requirements to be an Eligible Participant for Discretionary Contribution purposes under Section 3. l(d) or Section 3.2(b).

ARTICLES

ACCOUNTS

Section 5.1 Separate Accounts and Records.

(a) An Account will be maintained for each Participant. A Participant’s Account will include sub-Accounts to separately account for the Employee Pretax Contributions, Employee Roth Contributions, Matching Contributions, RAA Contributions, Discretionary Contributions, After-tax Contributions, Rollover Contributions and Roth Rollover Contributions. The sub -Account for RAA Contributions is referred to as the Retirement Accumulation Account. The sub-Accounts for Employee Roth Contributions and Roth Rollover Contributions are referred to as the Roth Contributions Account and the Roth Rollover Account. Additional sub-Accounts will be maintained as needed to record dividends paid on shares of M&T Stock, and other types of contributions previously made under this Plan (or a predecessor plan) for which separate accounting is required. A statement of a Participant’s Account balance at each March 31, June 30, September 30, and December 31, will be provided within a reasonable time after those dates.

(b) In accordance with Treasury Regulations at §l.401(k)-l(f), a separate record will be maintained of contributions to and distributions from a Participant’s Roth Contributions Account and Roth Rollover Account, so as to account for the Participant’s investment in the contract. Accounting for the Roth Contributions Account and Roth Rollover Account must comply with T.Reg. §l.402A-l.

Section 5.2 Investment and Valuation of Accounts.

(a) A Participant may specify how to invest their Account among the Investment Options in accordance with this Section 5.2 and procedures established by the Plan’s recordkeeper. A Beneficiary of a deceased Participant has the same investment rights as a Participant.

(b) All administrative expenses and investment gains and losses for each Investment Option will be credited or charged to the Accounts invested in the Investment Option.

(c) A Participant may change their specification of Investment Options for future Contributions, in accordance with procedures established by the Plan’s recordkeeper.

(d) . A Participant may change their specification of Investment Options for their existing Account balance, in accordance with procedures established by the Plan’s recordkeeper. Any change is subject to any restrictions set forth in the Investment Option prospectus, including limits on the frequency and timing of transfers and the imposition of a redemption fee for short -term holdings.

(e) To the extent a Participant fails to specify an Investment Option for their Account or any portion thereof, the Account will be invested in the qualified default investment alternative designated by the Committee under Section 9.10.

Section 5.3 Limitations on Annual Additions.

(a) The sum of the Employee Pretax Contributions and Employee Roth Contributions (excluding catch up Contributions), Matching Contributions, RAA Contributions and Discretionary Contributions allocated to a Participant’s Account for any Limitation Year (which is the Plan Year) (the “Annual Additions”), when combined with any annual additions credited to the Participant for the same period under another qualified defined contribution plan maintained by the Employer or an Affiliate, may not exceed the lesser of (i) the applicable dollar limit under Code Section 415(c)(l)(A) ($57,000 for 2020), or (ii) 100% of the Participant’s Section 415 Compensation for the Limitation Year.

(b) If a Participant is covered by more than one defined contribution plan maintained by the Employer (or an Affiliate), the maximum Annual Additions to this Plan will be decreased as determined necessary by the Committee to insure that the limitations of Code Section 415(c) are not exceeded.

(c) If the Annual Additions allocated to a Participant’s Account exceed the limitations of subsection (a), the excess Annual Additions will be corrected under the Employee Plans Compliance Resolution System (or similar IRS correction program).

(d) The limitations in this Section are intended to comply with the provisions of Code Section 415 and the regulations thereunder so that the maximum benefits able to be provided by plans of the Employer will be exactly equal to the maximum amounts allowed under Section 415. If there is any discrepancy between the provisions of this Section and the provisions of Section 415 and the regulations thereunder, the discrepancy will be resolved in such a way as to give full effect to the provisions of Section 415 and the regulations thereunder, which are hereby incorporated by reference.

Section 5.4 Vesting.

(a) A Participant’s Account, other than their Retirement Accumulation Account and Discretionary Contribution Account, is 100% vested at all times.

(b) (1) A Participant’s Retirement Accumulation Account and Discretionary Contribution Account is vested as follows:

Years of Vesting Service	Vested Percentage
Less than two	0%
Two	20%
Three	40%
Four	60%
Five or more	100%

(2) A Participant’s Retirement Accumulation Account and Discretionary Contribution Account will be 100% vested if they attain Normal Retirement Age or die while an Employee. This rule also applies to Partners Trust and Wilmington Trust participants described in subsections (f) and (g) below.

(3) As set forth in Section 15.3, a Participant is always 100% vested in any dividends on M&T Stock that are reinvested in their Account, including their Retirement Accumulation Account and Discretionary Contribution Account.

(c) Unless sooner forfeited under subsection (d), any non-vested portion of the Retirement Accumulation Account and Discretionary Contribution Account of a Participant who terminates employment will be permanently forfeited as of the last day of the Plan Year in which they incur five consecutive One Year Breaks in Vesting Service. If the Participant was reemployed before January I, 2020 and after incurring five consecutive One Year Breaks in Vesting Service, any RAA Contributions after reemployment will be credited to a new Retirement Accumulation Account that vests under the schedule in subsection (b) taking into account their pre- and post- Breaks Years of Vesting Service. However, Years of Vesting Service earned after reemployment do not increase the Participant’s vested interest in their Retirement Accumulation Account from before the five consecutive One Year Breaks in Vesting Service, and the non-vested portion that was previously forfeited remains forfeited.

(d) (I) Notwithstanding subsection (c), ifa Participant receives a distribution of their entire vested Account balance before incurring five consecutive One Year Breaks in Vesting Service, any non-vested portion of their Retirement Accumulation Account and Discretionary Contribution Account will be forfeited at the time of distribution.

(2) If that Participant is reemployed by the Employer or an Affiliate before they incur five consecutive One Year Breaks in Vesting Service and if during the Repayment Period the Participant repays to the Plan the full amount of the distribution, the amount forfeited under this subsection (d) will be restored to the Participant’s Retirement Accumulation Account and Discretionary Contribution Account. The Repayment Period is the period ending on earlier of (I) five years after the Participant is reemployed by the Employer or an Affiliate or (2) the last day of the Plan Year in which the Participant incurs the fifth consecutive One Year Break in Vesting Service after the distribution.

(3) If that Participant is reemployed after they incur five consecutive One Year Breaks in Vesting Service, or if they do not repay the full amount of the distribution during the Repayment Period, the amount that was previously forfeited remains forfeited and a new Retirement Accumulation Account and Discretionary Contribution Account will be established for the Participant in accordance with subsection (c).

(e) Any restoration of forfeitures under subsection (d) will be made from forfeitures otherwise occurring during the Plan Year in which the restoration occurs. If other forfeitures are insufficient for restoration, an additional Employer contribution will be made to fund the restoration. Any remaining forfeitures not needed for restoration will be used to reduce Matching Contributions and/or RAA Contributions.

(f) Former Partners Trust Bank Incentive Savings Plan Participants - Special Vesting Rules. A Former Partners Trust Plan Participant’s account attributable to matching contributions under the Partners Trust Plan is vested as follows:

Years of Vesting Service	Vested Percentage
Less than one	0%
One	20%
Two	40%
Three	60%
Four	80%.
Five	100%

A Former Partners Trust Plan Participant’s account attributable to BSB matching contributions under the Partners Trust Plan prior to its merger into this Plan is vested as follows:

Period of Service	Vested Percentage
Less than one	0%
One year	33%
Two years	66%
Three years	100%

“Period of Service” is defined in Section 4.1(c) of the Partners Trust Plan.

(g) Former Wilmington Trust Thrift Savings Plan Participants - Special Vesting Rules. A Former Wilmington Trust Plan Participant’s account attributable to matching contributions under the Wilmington Trust Plan is vested as follows:

Years of Vesting Service	Vested Percentage
Less than one	0%
One	20%
Two	40%
Three	60%
Four	80%
Five	100%

A Former Wilmington Trust Plan Participant who is covered by the “Protected Benefit Addendum” to the Wilmington Trust Plan and who terminates employment due to disability as defined in such Addendum will be I 00% vested in their balance under the Wilmington Trust Plan on the date it merged into this Plan, excluding earnings after the merger date.

(h) Former Hudson City Plan Participants—Special Vesting Rules.

(I) The account ofa Former Hudson City Plan Participant (as defined in Section 14.1) attributable to “Nonelective Employer Contributions” under the Profit Incentive Bonus Plan of Hudson City Savings Bank is vested as follows:

Years of Vesting Service	Vesting Percentage
Less than 2	0%
2 years, but less than 3	20%
3 years, but less than 4	40%
4 years, but less than 5	60%
5 years, but less than 6	80%
6 or more years	100%

(2) A Former Hudson City Plan Participant’s account attributable to Nonelective Employer Contributions is also 100% vested if, while an” employee of an Employer, they:

(A) attain Normal Retirement Age or die;

(B) attain age 60 and complete five Years of Vesting Service; or

(C) satisfy the requirements for benefits under the Employer’s long term disability plan that covers them, or are determined to be disabled by a physician approved by the Employer.

ARTICLE6

IN-SERVICE WITHDRAWALS

Section 6.1 Hardship Withdrawals.

(a) (I) Ifa Participant incurs a financial hardship, they may make a withdrawal from their Account in accordance with this Section 6.1 and procedures established by the Plan’s recordkeeper. The withdrawal must be made on account of an immediate and heavy financial need of the Participant and cannot exceed the amount necessary to satisfy that financial need.

(2) The maximum withdrawal cannot exceed the balance in the Participant’s Account minus (I) their Retirement Accumulation Account and Discretionary Contribution Account, (2) any earnings on Employee Pretax Contributions earned after December 31, 1988, (3) the portion of the Account attributable to Matching Contributions intended to satisfy the ADP test safe harbor ofT. Reg. §l.401(k)-3(c) or qualified nonelective contributions and (4) the amount of any outstanding Plan loan. Withdrawals cannot be taken from a Participant’s Roth Contributions Account or Roth Rollover Account.

(3) The minimum withdrawal amount is $500. A Participant may not make more than two withdrawals in a Plan Year.

(b) The determination of whether there is an immediate and heavy financial need will be made in a uniform and nondiscriminatory manner based on all relevant circumstances. It is not necessary that the need be unforeseeable or involuntarily incurred by the Participant. An immediate and heavy financial need will be considered to exist only if a withdrawal is made on account of the following:

(I) Medical expenses, described in Code Section 213(d), incurred by the Participant, their Spouse, dependent (as defined in Code Section 152) or designated Beneficiary, or necessary for these persons to obtain medical care described in Code Section 213(d);

(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) The payment of tuition for the next 12 months of post-secondary education for the Participant, their Spouse, child, dependent (as defined in Code Section 152, without regard to Code Section 152(b)(l), (b)(2),..and (d)(l)(B)) or designated Beneficiary;

(4) The need to prevent the eviction of the Participant from their principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child, dependent (as defined in Code Section 152, without regard to Code Section 152(d)(l)(B)) or designated Beneficiary;

(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) or whether the loss exceeds 10% of adjusted gross income);

(7) Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. I 00-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; and

(8) any other event which is deemed an immediate and heavy financial need by the Internal Revenue Service.

(c) A withdrawal will only be considered necessary to satisfy an immediate and heavy financial need of a Participant if (I) it does not exceed the amount of the Participant’s financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal) and (2) the Participant has obtained all other currently available, non-hardship distributions under this Plan and all other qualified and non-qualified plans of deferred compensation maintained by the Employer. For purposes of the preceding sentence, distributions of dividends on M&T stock under Section 15.3 are only considered to be currently available to the extent the dividends have been paid to the Plan and the Participant is actually eligible to receive them at the time the hardship withdrawal is requested. The Participant is required to provide to the Plan’s recordkeeper a written representation (which may be in an electronic medium as defined in regulations) that the Participant has insufficient cash or other liquid assets that are reasonably available to satisfy the financial need. The recordkeeper may rely on the Participant’s representation unless the recordkeeper has actual knowledge to the contrary.

(d) Any suspensions of Employee Pretax and Employee Roth Contributions that were in effect on December 31, 2019, as a result of taking a hardship withdrawal under this Section are rescinded effective with the first payroll period ending in 2020.

Section 6.2 Post-Age 59 1⁄2 Withdrawals.

While still an Employee, a Participant who has attained age 59 1/2 may withdraw all or part of their vested Account (other than their Retirement Accumulation Account or Discretionary Contributions Account) in accordance with procedures established by the Plan’s recordkeeper.

Section 6.3 Protected Withdrawals.

A Participant may have other in-service withdrawal rights under Article 14.

Section 6.4 Order of Withdrawal.

To provide funds for a withdrawal, amounts will be withdrawn pro-rata from each of the Investment Options.

ARTICLE7

LOANS

Section 7.1 Application.

A Participant may apply to borrow from their Account in accordance with this Section and loan application procedures established by the Plan’s recordkeeper. This Article 7 will be applied in a uniform and nondiscriminatory manner consistent with Department of Labor regulations at 29 C.F.R. §2550.408b- l. The Committee may adopt a loan program governing Plan loans and all Participants are bound by the provisions of such Program.

Section 7.2 Limitations.

(a) A Participant may not borrow from their Retirement Accumulation Account, Discretionary Contributions Account, Roth Contributions Account or Roth Rollover Account. Except as provided in subsection (c), any reference to Account in this Article 7 does not include the Retirement Accumulation Account, Discretionary Contributions Account, Roth Contributions Account or Roth Rollover Account, which are otherwise disregarded for all purposes of this Article 7.

(b) A Participant may only have one loan outstanding at any time.

(c) The minimum loan amount is $1,000. The maximum loan amount is the least of (1) $50,000, (2) 50% of the Participant’s vested Account balance (including their Roth Contributions Account and Roth Rollover Account) as of the Valuation Date next preceding the loan processing date and (3) 100% of the Participant’s vested Account balance (excluding their Roth Contributions Account and Roth Rollover Account) as of the Valuation Date next preceding the loan processing date. The $50,000 amount is reduced by the highest outstanding loan balance the Participant had during the 12 month period immediately preceding the loan date, from this Plan and from any other qualified plan maintained by the Employer or any Affiliate.

(d) A Participant who is not an Employee may not take a loan.

Section 7.3 Terms.

(a) The term of a loan cannot exceed five years. A loan will bear simple interest at the rate of one percent over the prime rate published in The Wall Street Journal on the date the loan is processed.

(b) A loan will be secured by the Participant’s Account balance and be evidenced by a writing setting forth the amount and term of the loan and the repayment schedule.

(c) ) A loan will be repaid in equal after tax payroll deductions each pay period. If a Participant’s compensation is insufficient to make a scheduled loan repayment, the Participant must pay the difference from their own funds. A Participant may prepay a loan in full without penalty, but partial prepayments are not permitted.

(d) If a Participant terminates employment, any loan will be immediately due and payable.

(e) A Participant’s loan is considered a separate Investment Option of their Account. Approved loan amounts will be withdrawn pro rata from each of the Investment Options in the Participant’s Account. Within each Investment Option, loan amounts will be withdrawn pro rata from the different available Contribution sub-accounts. Loan repayments will be credited to a Participant’s Account based on their then current Investment Option allocation election (including a default investment election) for future Contributions. If a Participant stops making Employee Pretax Contributions and Employee Roth Contributions before paying off a loan, loan repayments will be credited to the Participant’s Account based on their Investment Option allocation election in effect when Contributions stopped.

Section 7.4 Other Provisions.

(a) Failure to make a loan payment when due will constitute a default, except that the Committee may allow a grace period in which to make the payment before the loan will be considered in default. The grace period for any overdue payment will not continue beyond the last day of the calendar quarter following the calendar quarter in which the payment was due. If the default is not cured within the grace period, the outstanding loan balance will be immediately due and payable, the Plan will foreclose against the Account securing the loan on the first day on which the defaulting Participant could receive a distribution under Article 8, and the amount of the foreclosure will be treated as a distribution.

(b) A Participant who participated in a plan that merged into this Plan and who had a loan transferred from that plan to this Plan will continue to repay the loan in accordance with the terms of the loan at the date of transfer, subject to Section 7.3(c).

(c) A $50 loan processing fee will be charged to the Participant’s Account for each loan. The Committee can change the fee to any other reasonable amount.

(d) This Section will be administered in accordance with federal law applicable during periods of military service. Loan payments may be deferred during periods of military service as provided under Code Section 414(u)(4). Loan repayments must resume upon completion of the military service. Upon resumption, the loan (including interest that accrued during the leave) must be fully paid in substantially level installments by the end of the original term of the loan, such term extended by the period of military service leave. During a military leave, the rate of interest charged on a loan may not exceed 6%, determined in accordance with the Servicemembers Civil Relief Act of 2003. The provisions of this subsection (d) apply to a Participant who does not return to employment with the Employer following a period of military service. For purposes of this Article 7, such a Participant will be deemed to terminate employment with the Employer on the date of expiration of the Participant’s reemployment rights under federal law attributable to the period of military service.

(e) A former Wilmington Trust Thrift Savings Plan participant who has an outstanding loan from the Wilmington Trust Plan on the date it merged into this plan may continue to repay the loan in accordance with the terms of the promissory note evidencing such loan. Otherwise, the provisions of this Article 7 will apply to the loan to the extent not inconsistent with the promissory note.

ARTICLES

DISTRIBUTION OF BENEFITS

Section 8.1 Entitlement to Distribution.

A Participant (or Beneficiary) may receive a distribution of their Account upon the Participant’s termination of employment, death or becoming disabled under the M&T Bank Corporation Long-Term Disability Plan. (A Participant may also receive a distribution upon a deemed severance of employment in accordance with Section 3.3(b)(4) relating to military service.) A Participant or Beneficiary must apply for a distribution in accordance with procedures established by the Plan’s recordkeeper.

Section 8.2 Time of Distribution.

(a) If a Participant or Beneficiary is entitled to a distribution, it will be made as soon as practicable following receipt of the application for distribution. Except as set forth in subsection (b), if a Participant terminates employment no distribution will be made until April 1 of the year after the year in which the Participant reaches age 70 1/2, unless the Participant or Beneficiary consents to the distribution by submitting an application. A Participant or Beneficiary must be provided with notice of their right to withhold consent and other information as required by T.Reg. §1.41 l(a)-1l(c) at least 30 but not more than 180 days before distribution is made. Distribution may be made less than 30 days after the notice is given if the Participant or Beneficiary is clearly informed that they have a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and the particular method of distribution, and if after receiving the notice the Participant or Beneficiary affirmatively elects a distribution.

(b) (1) Notwithstanding subsection (a), if(l) as of any Valuation Date following a Participant’s termination of employment the Participant’s vested Account balance is less than $5,000, or (2) the Participant terminates employment after April 1 of the year after the year in which the Participant reaches age 70 1/2, then the Participant’s vested Account will be automatically distributed as soon as practicable after that Valuation Date or after that termination of employment even if no application for distribution is submitted. The preceding sentence is subject to a Participant’s right to take minimum required distributions (in lieu of a lump sum) after the required beginning date as set forth in Section 8.8(c). In determining whether a Participant’s vested Account is less than $5,000, the balance in the Participant’s Rollover Contribution sub-account is disregarded.

(2) If a mandatory distribution under paragraph (1) exceeds $1,000 (excluding the Participant’s Roth Contributions Account and Roth Rollover Account), it will be paid in a direct rollover to an individual retirement account designated by the Committee, unless otherwise directed by the Participant or Beneficiary. In accordance with T.Reg. §l.40l(k) -l(f)(4)(ii), the direct rollover requirements of this paragraph (2) apply separately to the Participant’s Roth Contributions Account and Roth Rollover Account. Accordingly, the aggregate of the Participant’s Roth Contributions Account and Roth Rollover Account must exceed $1,000 before they are required to be directly rolled over, and any direct rollover must be made to a designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A.

(c) Upon receiving a distribution under this Article 8, the non-vested portion of a Participant’s Retirement Accumulation Account and Discretionary Contribution Account (if any) is forfeited in accordance with Section 5.4.

(d) A Participant’s Account must be distributed no later than the time determined under Section 8.8.

(e) The provisions of Section 8.3(d)(3) of this Plan as it read before the January 1, 2016 Restatement, relating to the right of certain Participants who reached age 70 1/2 before December 31, 1998, to have elected to receive in-service distributions, remain in effect.

(f) Subject to the Participant’s right to defer distribution under subsection (a), distribution of the Participant’s Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of(l) the Participant attains age 65; (2) tenth anniversary of the Participant’s commencement of participation in the Plan; or (3) the Participant’s termination of employment with the Employer.

Section 8.3 Method of Distribution.

(a) All distributions will be paid in a lump sum, except for minimum required distributions under Section 8.8(c).

(b) All distributions will be made in cash, except that the portion of an Account invested in M&T Stock may be distributed in cash, in M&T Stock, or both, as elected by the Participant or Beneficiary.

Section 8.4 Prohibition on Alienation.

The Account of a Participant or Beneficiary cannot be assigned or alienated, and is not subject to the claims of creditors, except as provided in a Qualified Domestic Relations Order in accordance with Section 8.7.

Section 8.5 Designation of Beneficiary.

(a) A Participant may designate a person or persons to receive their Account upon death, and may change that designation at any time. Any Beneficiary designation must be made in accordance with procedures established by the Plan’s recordkeeper. The designation of a Beneficiary who is not the Participant’s spouse must meet the consent requirements of subsection (b). If there is no effective Beneficiary designation, or if the designated Beneficiary is deceased or cannot be found, the Participant’s Account will be distributed to the Participant’s surviving spouse, or if there is no surviving spouse, to the Participant’s estate.

(b) A Participant may designate a Beneficiary who is not the Participant’s spouse only if the spouse consents in writing to the designation. A designation of a non-spouse Beneficiary may not be changed without spousal consent, unless the consent of the spouse expressly permits changes by the Participant without further consent by the spouse. The spouse’s consent must acknowledge its effect and be witnessed by a Plan representative or a notary public. Spousal consent is not required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) will be effective only for that spouse.

(c) Ifa Participant gets divorced, the Participant’s designation of the former spouse as Beneficiary will be null and void unless (1) after the divorce, the Participant makes a new Beneficiary designation that names the former spouse as the Participant’s Beneficiary, or (2) a Qualified Domestic Relations Order explicitly requires the Participant to maintain the former spouse as their Beneficiary. If the Participant’s designation of the former spouse as Beneficiary is treated as null and void, no heir or other beneficiary of the former spouse will be treated as a Beneficiary except as provided in the Participant’s Beneficiary designation.

Section 8.6 Rollover Distribution.

(a) Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this Section 8.6, a Distributee may elect, at the time and in the manner prescribed by the Committee or the Plan’s recordkeeper, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent it is required under Code Section 401(a)(9); or (3) the portion of the Distribution that is made on account of financial hardship under Article 6.

(c) An “Eligible Retirement Plan” is any of the following that accepts a Distributee’s Eligible Rollover Distribution: (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) an annuity plan described in Code Section 403(a); (4) a qualified trust described in Code Section 40l(a); (5) an annuity contract described in Code Section 403(b); or (6) an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into the plan from this Plan. In the case of an Eligible Rollover Distribution from a Participant’s Roth Contributions Account or Roth Rollover Account, Eligible Retirement Plan includes the recipients described in subsection (f)(3).

(d) A “Distributee” includes a Participant. In addition, the surviving spouse of a Participant or former Participant, or a Participant’s or a former Participant’s spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

(e) A “Direct Rollover” is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

(f) (I) A Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b).

(2) A portion of a distribution will not fail to be an Eligible Rollover Distribution merely because it consists of after-tax employee contributions not includible in gross income. However, that portion may be transferred only(!) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), or (2) to a qualified defined contribution plan described in Code Section 40l(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution includible in gross income and the portion of the distribution not so includible.

(3) The portion of an Eligible Rollover Distribution attributable to a Participant’s Roth Contributions Account or Roth Rollover Account may be transferred only to a designated Roth account under an applicable retirement plan described in Code Section 402A(e)(I), or to a Roth IRA described in Code Section 408A.

(g) Non-Spouse Beneficiary Rollover Right.

(I) A non-spouse Beneficiary who is a designated beneficiary under Code Section 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of their distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution. The distribution otherwise must satisfy the definition of an eligible rollover distribution under Code Section 40I(a)(3 l ). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” (non-direct) rollover.

(2) If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 40 I(a)(9)(E).

(3) A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution.

Section 8.7 Qualified Domestic Relations Orders.

(a) A Participant’s Account will be divided between the Participant and an alternate payee, only as.a separate interest, in accordance with the terms of a Qualified Domestic Relations Order. The Plan will comply with a Qualified Domestic Relations Order that directs the Plan to make a distribution to an alternate payee before the Participant may receive a distribution, even if the Participant has not attained the earliest retirement age as defined in Code Section 414(p)(4)(B). If the Plan receives a Qualified Domestic Relations Order directing that all or a portion of a Participant’s Account be assigned to an alternate payee, the Participant’s Account will be charged the reasonable cost of processing and implementing the Qualified Domestic Relations Order to the extent the Participant or alternate payee does not pay the cost themselves. Costs will not be charged to the Participant’s Roth Contributions Account or Roth Rollover Account unless they are the only sub-Accounts with a balance.

(b) A domestic relations order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death. A domestic relations order described in this subsection (b) is subject to the same provisions that apply to Qualified Domestic Relations Orders generally.

Section 8.8 Minimum Distribution Requirements.

(a) Except as provided in subsection (c), a Participant’s entire Account must be distributed in a lump sum no later than April I of the calendar year following the calendar year in which the Participant has both attained age 70 1/2 and has terminated employment with the Employer (the “Required Beginning Date”). The termination of employment requirement does not apply to a Participant who is a 5% owner (as defined in Code Section 416) of the Employer during the calendar year in which they attain age 70 1/2. Distribution of a Participant’s Account will be made in accordance with regulations issued by the Secretary of the Treasury at §§ l.401(a)(9)-l thm l.401(a)(9)-9, which regulations override any distribution options in this Plan inconsistent with Section 401(a)(9).

(b) If the Participant dies before distribution of their Account is made, the Participant’s entire Account must be distributed to the Beneficiary as follows:

(1) If the Participant’s surviving spouse is the Beneficiary, then distribution to the spouse must be made by December 31 of the calendar year following the later of the calendar year in which the Participant died or would have attained age 70 1/2.

(2) For any other Beneficiary, distribution must be made by December 31 of the calendar year which contains the fifth anniversary of the date the Participant died.

(c) A Participant who is required to receive a distribution under subsection (a) may elect to receive the distribution in annual installment payments instead of a lump sum as follows:

(1) The annual installment election must be in writing and delivered to the Plan’s recordkeeper at least 30 days before the Required Beginning Date under subsection (a). If the annual installment election is made, then for each calendar year starting with the calendar year in which falls the Required Beginning Date, the amount to be distributed is:

(A) the Participant’s Account balance on the last day of the preceding calendar year, divided by

(B) the applicable distribution period in the Uniform Lifetime Table set forth in T. Reg. §l.40l(a)(9)-9, A-2, using the Participant’s age on their birthday in the calendar year for which distribution is made.

(2) Except as provided in paragraph (3), the distribution will be made in one annual installment, no later than December 31 of the calendar year.

(3) During the first calendar year in which distributions are made under this subsection (c), there will be two installment payments.

(A) The first installment payment must be made by the Required Beginning Date (i.e., April I of that year), and represents the required distribution attributable to the preceding calendar year (i.e., the calendar year in which the employee reached age 70 1/2 or terminated employment). For purposes of the first installment payment, (i) the Participant’s Account balance under paragraph (l)(A) is determined as of the last day of the second calendar year preceding the Required Beginning Date and (ii) the Participant’s age is determined on their birthday in the first calendar year preceding the Required Beginning Date.

(B) The second installment must be made by December 31 of the first calendar year in which distributions are made, and represents the required distribution attributable to that calendar year.

(4) If a Participant who elected to receive installment payments dies after their Required Beginning date, then:

(A) If the Participant’s surviving spouse is their sole designated Beneficiary, installment payments will continue being made to the spouse. For the calendar year of death, the installment payment amount determined in paragraph (1) will be paid. For subsequent calendar years, the amount of each annual installment payment will equal:

(i) the Account balance on the last day of the preceding calendar year, divided by

(ii) the applicable distribution period in the Single Life Table set forth in T. Reg. §1.401(a)(9)-9, A-1, using the spouse’s age on the spouse’s birthday in the calendar year for which distribution is made.

(B) Upon the spouse’s death, the entire remaining Account balance will be distributed to the spouse’s Beneficiary upon application therefore, but not later than December 31 of the calendar year following the calendar year in which the spouse died.

(C) If the surviving spouse is not the sole designated Beneficiary, then the entire remaining Account balance will be distributed to the Beneficiary upon application therefore, but not later than December 31 of the calendar year following the calendar year in which the Participant died.

(5) A Participant or spouse Beneficiary receiving installment payments under this subsection (c) may at any time elect to receive the entire remaining Account balance in a lump sum.

(6) Installment payments will not be made from a Participant’s Roth Contributions Account or Roth Rollover Account, until after all amounts have been distributed from the other sub-Accounts in the Participant’s Account.

Section 8.9 Lost Participant or Beneficiary; Stale Checks.

(a) If a Participant or Beneficiary to whom a distribution is payable cannot be located, and reasonable efforts have been made to find the Participant or Beneficiary, including sending a certified letter to their last known address, the Participant’s Account will be forfeited three years after the date the distribution first becomes payable. If the Participant or Beneficiary is located after the forfeiture of the Participant’s Account, the Account will be restored (without earnings thereon). Forfeitures arising under this Section 8.9 may be used to reduce future Matching Contributions or RAA Contributions. Account restorations under this Section 8.9 will be made out of Employer contributions made for this purpose.

(b) If a Participant or Beneficiary to whom a distribution has been made by check does not cash or otherwise negotiate the check within 90 days, the provisions of the Plan’s Stale-Dated Check Procedure will apply.

ARTICLE9

ADMINISTRATION OF THE PLAN

Section 9.1 The Committee.

(a) The Employee Benefit Plans Committee serves as the Committee under this Plan. The Committee will be constituted in accordance with the Employee Benefit Plans Committee Charter. The Committee is the Plan administrator within the meaning of ERISA Section 3(16). The Committee has all necessary authority and discretion to:

(I) appoint “investment managers” within the meaning of ERISA Section 3(38), and select, monitor and replace investment options in accordance with Section 9.10;

(2) decide all appeals of claim denials in accordance with Section 9.11, including making factual determinations relating to any claims and appeals;

(3) determine whether a domestic relations order constitutes a Qualified Domestic Relations Order and whether a putative alternate payee qualifies for benefits;

(4) determine whether the Plan has suffered a partial termination;

(5) correct any defect, supply any omission or reconcile any inconsistency, including but not limited to mathematical errors, resolve any ambiguity, and interpret and construe the terms of the Plan;

(6) adopt any rules it deems advisable for administering the Plan.

(7) file reports and returns with government agencies and communicate information to Participants and Beneficiaries as required under ERISA and the Code.

The Committee’s decision in any and all matters listed above will be binding and conclusive on all parties.

(b) Members of the Committee are fiduciaries of the Plan within the meaning of ERISA Section 3(21) when the Committee exercises its authority and discretion under this Section 9.1.

(c) Members of the Committee, by a written instrument, may allocate their responsibilities to control and manage the operation of the Plan and the responsibility to file reports and returns among themselves, and may designate other persons to carry out those responsibilities. If a member agrees to an allocation, the member will not be liable for any act or omission of the person to whom responsibility is allocated, except as provided in ERISA Section 405(c)(2). If the members have made an allocation or designation, the members will not be liable for any act or omission of the person to whom that responsibility is allocated or who is so designated, except as provided in ERISA Section 405(c)(2).

Section 9.2 Agents. The Committee may employ agents, including counsel, it deems advisable for the administration of the Plan. Those agents need not be Participants.

Section 9.3 Compensation and Expenses of Committee. Members of the Committee serve without compensation as members, but the Employer will pay all the expenses of the Committee. Employer will indemnify each member of the Committe.e against any liability incurred in the course of the administration of the Plan or serving on the Committee, to the same extent, and subject to the same exceptions and limitations, that M&T Bank indemnifies and holds harmless any director, officer or employee of M&T Bank pursuant to its Bylaws.

Section 9.4 Action by the Committee. Action of the Committee will be by majority vote either at a meeting or in writing without a meeting. A certificate signed by the Committee Chairperson is conclusive evidence of any action so taken by the Committee.

Section 9.5 Records. The acts and decisions of the Committee will be duly recorded. The Committee will make available for examination by any Participant during the business hours of the Corporation a copy of this Plan and the records that pertain to the computation of the Participant’s benefits.

Section 9.6 Defect or Omission. Any defect, omission or inconsistency in the Plan document may be resolved by the Committee by interpreting the terms of the document, except where such a resolution requires a Plan amendment under Section 12.7.

Section 9.7 Disqualification of Member. A member of the Committee may not vote upon any question relating specifically to themselves or their Beneficiary.

Section 9.8 Liability of Committee Members. Except for their own negligence, willful misconduct, or breach of fiduciary duty under ERISA, no member of the Committee nor any agent or other person appointed by the Committee or member thereof will be liable to anyone for any act or omission in the course of the administration of the Plan.

Section 9.9 Investment Policy. The Committee will maintain an investment policy consistent with the objectives of the Plan.

Section 9.10 Establishment of Investment Options.

(a) (1) The Committee will select the Investment Options among which Participants may direct the investment of their Accounts under Section 5.2. The Investment Options will include the Stable Value Fund and M&T Stock. The Committee may select new Investment Options or discontinue existing Investment Options, provided that the Stable Value Fund and M&T Stock must continue to be offered as Investment Options and the number and type of Investment Options offered will be sufficient to satisfy the requirements of ERISA Section 404(c).

(2) The Committee may designate one of the Investment Options as a “qualified default investment alternative” as described in regulations under ERISA Section 404(c)(5). To the extent a Participant fails to give proper investment direction for part or all of the Participant’s Account, the Account will be invested in the qualified default investment alternative.

(b) The authorization in subsection (a) to invest in the Stable Value Fund includes an authorization for the Group Annuity Contract held by the Stable Value Fund to invest in separate accounts that are managed by Wilmington Trust Company (or any other affiliate of the Corporation).

(c) Stable Value Fund means the Wilmington Trust Retirement and Institutional Services Company Collective Investment Trust III, which invests in Met Life Group Annuity Contract No. 25554, or any successor thereto.

Section 9.11 Claims and Appeals. All claims for benefits under the Plan, and any appeals of denied claims, will be handled in accordance with the claims procedure set forth in the Summary Plan Description and in accordance with Department of Labor regulations under ERISA Section 503.

Section 9.12 Payment of Trustee Compensation and Plan Expenses.

(a) In General. Subject to subsection (b), all reasonable costs and expenses attributable to the administration of the Plan, as well as the Trustee’s compensation, will be paid by the Plan, unless paid by the Employer. The Plan may charge Plan expenses to the Accounts of Participants on a uniform basis or in proportion to Account balances. In accordance with Section 5.2(b), expenses of each Investment Option (e.g., investment management and administration fees) also may be charged to those Accounts invested in the Investment Option. To the extent permitted by law, the Plan may make a reasonable charge to the Accounts of specific Participants for certain administrative expenses if the expense is related to an individual’s utilization ofan administrative service (e.g., fees attributable to the processing and implementation of a Qualified Domestic Relations Order in accordance with Section 8.8).

(b) Administrative Account. An Administrative Account will be maintained in the Plan to receive and hold any payment amounts described in subsections (c) and (d). The Administrative Account will be used to pay the reasonable and necessary expenses of administering the Plan. The Administrative Account will be invested as directed by the Committee. Any balance remaining in the Administrative Account as of the end of a Plan Year may be reallocated as directed by the Committee.

(c) Revenue Sharing Payments to Service Providers. If any Investment Option makes revenue sharing payments to a service provider to the Plan, the recipient service provider must account for and offset those payments against the amount charged by the provider for its services to the Plan. If for any period the revenue sharing payments exceed the amount charged by the provider for its services to the Plan, the excess must be remitted by the service provider to the Plan and held in the Administrative Account.

(d) Revenue Sharing Payments to Plan. If any Investment Option makes revenue sharing payments to the Plan, the payments will be held in the Administrative Account.

ARTICLE 10

TERMINATION, CONTINUATION AND MERGER

Section 10.1 Termination of the Plan.

(a) The Corporation, by action of its Board of Directors or the Executive Committee of its Board of Directors or the delegatee of its Board of Directors, reserves the right to terminate the Plan at any time, in whole or in part, or to reduce, suspend or discontinue its contributions under the Plan. Any Affiliated Employer that participates in the Plan may reduce, suspend or discontinue its contributions to the Plan at any time. Termination, reduction, suspension or discontinuance will be effective upon the date set forth in the resolution authorizing such action.

(b) Upon the complete or partial termination of the Plan, the assets of the Trust will continue to be held in the Trust, and distributions and withdrawals will continue to be made in accordance with the terms of this Plan, as it may be amended.

Section 10.2 Continuation or Merger of Plan.

(a) The Plan may be continued by any other organization succeeding to the business of the Employer if some or all of the Participants are employed by the successor organization and if the successor organization agrees to assume the liabilities of this Plan to the affected Participants.

(b) This Plan may not be merged, consolidated with, or transfer its assets or liabilities to, any other plan unless each Participant would receive (if the transferee plan then terminated) a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit they would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

(c) Except as otherwise provided in Article 14, if an account (‘Transferred Account”) is transferred from another defined contribution plan (“Transferor Plan”) to this Plan and the Transferor Plan provides an optional form of benefit (as defined in Treasury Regulations Section 1.41!(d)-4)) with respect to all or a portion of the Transferred Account that is not otherwise available under this Plan, the optional form of benefit will be provided under this Plan with respect to the applicable portion of the Transferred Account to the extent required by, and subject to the terms and conditions imposed by the Committee consistent with, the provisions of Code Section 41 l(d)(6) and the Treasury Regulations thereunder.

ARTICLE 11

TOP-HEAVY PROVISIONS

Section 11.1 Definition of Top-Heavy Plan. This Plan will be considered a Top-Heavy Plan for a Plan Year if, on the Determination Date, the Cumulative Accrued Benefits of Key Employees exceed 60% of the Cumulative Accrued Benefits of all Participants under the Plan or, if the Plan is included in an Aggregation Group, under all plans included in an Aggregation Group.

(a) “Determination Date” means the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of the first Plan Year.

(b) “Cumulative Accrued Benefit” means, for a Participant, the sum of the value of their defined contribution accounts under all defined contribution plans (including this Plan) included in an Aggregation Group, plus the present value of their accrued benefits under all defined benefit plans included in an Aggregation Group, provided that there will not be taken into account any amount for (I) a Participant who has not performed any services for an Affiliated Employer at any time during the five-year period ending on the Determination Date or (2) a non-Key Employee who was a Key Employee in any prior Plan Year, and provided further that there will be taken into account any distributions from any such plan, including any terminated plan that would be included in an Aggregation Group had it not terminated, made during the five-year period ending on the Determination Date and any contributions due but unpaid as of the Determination Date. The value of the Account balance and the present value of accrued benefits will be determined as of the most recent Determination Date, except as provided in Code Section 416 and regulations thereunder for the first and second Plan Years. The accrued benefit in a defined benefit plan of an employee other than a Key Employee will be determined under (a) the method, if any, uniformly applied for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 41 l(b)(l)(C).

For purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date:

(I) The present value of accrued benefits and the amounts of account balances of an Employee as of the Determination Date will be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 4 l 6(g)(2) during the one-year period ending on the Determination Date. The preceding sentence also applies to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 4l 6(g)(2)(A)(i). In the case of a distribution made for a reason other than termination of employment, death or disability, this provision will be applied by substituting “five-year period” for “one-year period.”

(2) The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date will not be taken into account.

(c) “Aggregation Group” means each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer that enables any plan in which a Key Employee participates to meet the requirements of Code Section 40l(a)(4) or 410, provided that there may also be included, at the election of the Corporation, any other plan of the Employer if the Aggregation Group, taking into account that other plan, would continue to meet the requirements of Code Sections 40l(a)(4) and 410.

(d) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Corporation or any Affiliated Employer having annual compensation greater than $185,000 (as adjusted under Code Section 416(i)(l) for Plan Years after 2020), a five-percent owner of the Corporation or any Affiliated Employer, or a one-percent owner of the Corporation or any Affiliated Employer having annual compensation of more than $150,000. For this purpose, “annual compensation” means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 4 l 6(i)(l) and the regulations issued thereunder.

(e) “Non-Key Employee” means any employee who is not a Key Employee.

(f) “Present Value” will be computed by discounting benefits only for a reasonable mortality rate and 5% annual interest rate.

Section 11.2 Top-Heavy Rules. If the Plan is a Top-Heavy Plan for a Plan Year, the following rules apply during the Plan Year, notwithstanding any provision of the Plan to the contrary:

(a) The Employer will contribute annually, for each Participant who is a Non-Key Employee, a Minimum Amount, determined without taking into account Employee Pretax Contributions and other elective deferrals within the meaning of Code Section 402(g). The “Minimum Amount” is equal to the lesser of: (1) 3 percent of each Participant’s Section 415 Compensation or (2) the percentage at which Contributions (other than after-tax contributions) are made (or required to be made) for the year for the Key Employee for whom that percentage is the highest for the year.

(b) Matching Contributions will be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence applies for Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another plan, for employer matching contributions under that other plan. Employer matching contributions used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(c) The Minimum Amount requirement will not apply to any Participant who was not employed by the Employer on the last day of the Plan Year or to any Participant covered under any qualified plan of an Employer participating in the Plan under which the appropriate test provided in Code Section 4 I 6(c) is satisfied for that plan for the Plan Year.

(d) If a Participant participates in the Plan and a defined benefit plan of the Employer in a Plan Year in which the Plan is Top-Heavy, Contributions (other than after-tax contributions) made on behalf of the Participant for such Plan Year will be not less than 5% of the Participant’s Section 415 Compensation.

(e) All defined contribution plans of the Employer will be aggregated to the end that the percentage rules will be satisfied if the aggregate contributions made on behalf of each Non-Key Employee to all defined contribution plans equals 3% (or the applicable lesser percentage) · or 5%, as the case may be, of that Non-Key Employee’s Section 415 Compensation.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Rights of All Interested Parties Determined by Terms of the Plan. The Plan and Trust are purely voluntary on the part of the Employer, the Trust is the sole source of benefits provided in the Plan, and in no event will the Employer be liable or responsible therefore. The Plan is binding on all parties thereto and all Participants, and on their respective heirs, executors, administrators, successors, and assigns, and upon all persons having or claiming to have any interest of any kind or nature under the Plan or the Trust.

Section 12.2 No Employment Rights Created. The creation and maintenance of the Plan does not confer any right to continued employment on any employee, and all employees remain subject to discharge to the same extent as if the Plan had never been established.

Section 12.3 Mistaken Contributions, etc. The assets of the Plan may not inure to the benefit of the Employer, and will be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence, if the Committee determines that a Contribution was made by an Employer under a mistake of fact, as provided in ERISA Section 403(c)(2), the Contribution may be returned to the Employer, at the request of the Employer, within one year after the contribution was made.

Section 12.4 Number and Gender. Where necessary or appropriate to the meaning thereof, the singular is deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

Section 12.5 Notice to Employees. Notice of the existence and the provisions of this Plan and amendments thereto will be communicated to all persons who are or who become Eligible Employees.

Section 12.6 Notification of Address. Each person eligible to receive benefits under the Plan will notify the Committee in writing of their post office address and any change of post office address thereafter. Any communication, statement or notice addressed to that person at their last post office address as filed with the Committee (or if no post office address was filed with the Committee, then their last post office address shown by the Employer’s payroll records) will be binding on that person for all purposes of this Plan, and neither the Employer nor the Committee will be obligated to search for or ascertain the whereabouts of that person.

Section 12.7 Amendments. The Corporation, by action of its Board of Directors, the Executive Committee of its Board of Directors or the delegatee of its Board of Directors, reserves the right to amend this Plan in any respect at any time, including retroactively, without the consent of the Trustee. Any Vice President in the Human Resources Department of M&T Bank may amend this Plan at any time, including retroactively, without the consent of the Trustee, in order to (1) maintain the Plan’s compliance with applicable legal or tax qualification requirements or (2) improve or simplify Plan administration, provided that no amendment by a Vice President may significantly increase or decrease Plan benefits or the cost thereof, or significantly alter the Plan’s design. Any amendment is subject to the following:

(a) No amendment may cause or permit any portion of the corpus or income of the Trust to revert to or become the property of or be used for the benefit of the Employer, or divert any portion of the corpus or income of the Trust for purposes other than the exclusive benefit of the Participants and their Beneficiaries.

(b) No protected benefit (within the meaning of Code Section 41l(d)(6)) may be reduced or eliminated by amendment with respect to benefits attributable to service rendered before the later of the adoption date or effective date of such amendment, except as permitted under Code Section 411(d)(6).

(c) No amendment may increase the duties or responsibilities of the Trustee without its written consent.

(d) No amendment may reduce the Account of any Participant or decrease a Participant’s vested interest.

Any amendment will be set forth in a written instrument executed on behalf of the Corporation.

Section 12.8 Headings. The headings and subheadings in this Plan are inserted for convenience of reference only and are not intended to be used in construing this Plan or any provision hereof.

Section 12.9 Governing Law and Venue.

(a) This Plan will be construed according to the law of the State ofNew York except where preempted by federal law, and all provisions hereof will be administered according to the law of the State of New York except where preempted by federal law.

(b) As a condition of participating in this Plan, each Participant agrees that any legal action or proceeding by or on behalf of a Participant or their Beneficiary (or an assignee of either) against the Plan, any Plan fiduciary or the Employer, or to enforce the Participant’s or Beneficiary’s rights under the Plan, may only be brought in the United States District Court for the Western District of New York.

Section 12.10 Limitations on Actions.

(a) Any legal action or proceeding by or on behalf of a Participant or Beneficiary (or an assignee of either) against the Plan, any Plan fiduciary or the Employer, or to enforce the Participant’s or Beneficiary’s rights under the Plan, must be brought no later than one year after:

(I) in the case of an action under ERISA Section 502(a)(l), the date of the notice of the claims fiduciary’s decision on the Participant or Beneficiary’s appeal or the date by which the requested document was required to be provided. If a Participant or Beneficiary takes the position that they are entitled to bring an action without completing the Plan’s claims and appeals process, then the date of the action (or inaction) which they assert entitles them to so bring an action is substituted for the date of the notice of the claims fiduciary’s decision on the appeal in the preceding sentence.

(2) in the case of an action under ERISA Section 502(a)(2) or (a)(3), the date of the act or omission that is alleged to constitute the breach of fiduciary duty or to entitle the Participant or Beneficiary to injunctive or equitable relief.

If an action is not brought within that one year period, the Participant or Beneficiary loses all rights to bring the action.

ARTICLE 13

YEARS OF VESTING SERVICE FOR CERTAIN ACQUIRED EMPLOYEES

Section 13.1 Former Allfirst Financial Employees.

For an Employee who (1) was a participant in the Pension Plan and Trust of Allfirst Financial Inc. (“Allfirst Plan”), or (2) was an employee of Allfirst Financial Inc. or a subsidiary thereof as of March 31, 2003, and (3) who became an Employee on April 1, 2003, “Years of Service” (as defined in the Allfirst Plan for purposes of vesting) credited under the Allfirst Plan, as in effect as of March 31, 2003, will constitute Years of Vesting Service under this Plan. However, any such “Years of Service” credited under the Allfirst Plan’s 2002 Enhanced Voluntary Early Retirement Program will not count as Years of Vesting Service under this Plan.

Section 13.2 Former Hess Egan Hagerty and L’Hommedieu, Inc. Employees.

(a) A Former Hess Egan Employee is an Employee who was employed by Hess Egan Hagerty and L’Hommedieu, Inc. (“Hess Egan”) on January 31, 2006 and who became employed by the Employer on February 1, 2006.

(b) Employment with Hess Egan is treated as employment with an Employer for purposes of determining a Former Hess Egan Employee’s Years of Vesting Service.

Section 13.3 Former Partners Trust Employees.

(a) A Former Partners Trust Employee is an Employee who (i) was employed by Partners Trust Financial Group, Inc. or any subsidiary thereof (“Partners Trust”) on the Closing Date specified in Section 2.2 of the Agreement and Plan of Merger Among M&T Bank Corporation, Partners Trust Financial Group, Inc. and MTB One, Inc., dated as of July 18, 2007 (the “Partners Trust Merger Agreement”), and (ii) became employed by the Employer at the Effective Time specified in Section 2.2 of the Partners Trust Merger Agreement.

(b) For purposes of determining Years of Vesting Service, the Plan will take into account a Former Partners Trust Employee’s service with Partners Trust to the same extent that such service was credited under the Partners Trust Bank Incentive Savings Plan.

Section 13.4 Former Provident Employees.

(a) A Former Provident Employee is an Employee who (i) was employed by Provident Bank or any subsidiary thereof (“Provident”) on the Closing Date specified in the Agreement and Plan of Merger among Provident Bankshares Corporation, Merger Sub, and M&T Bank Corporation, dated as of December 18, 2008 (the “Provident Merger Agreement”), and (ii) became employed by the Employer at the Effective Time specified in the Provident Merger Agreement.

(b) For purposes of determining Years of Vesting Service, the Plan will take into account a Former Provident Employee’s service with Provident to the same extent that such service was credited under the Employees Retirement Savings Plan of Provident Bank.

Section 13.5 Former Wilmington Trust Employees.

(a) A Former Wilmington Trust Employee is an Employee who (i) was employed by Wilmington Trust Corporation or any subsidiary thereof (“Wilmington Trust”) on May 15, 2011, and (ii) became employed by the Employer on May 16, 2011 as a result of the acquisition of Wilmington Trust by M&T Bank Corporation.

(b) For purposes of determining Years of Vesting Service, the Plan will take into account a Former Wilmington Trust Employee’s service with Wilmington Trust to the same extent that such service was credited under the Wilmington Trust Thrift Savings Plan.

Section 13.6 Former Bank of America Employees.

(a) A Former Bank of America Employee is an Employee who (i) was employed by Bank of America, National Association (“Bank of America”) as a “Business Employee” as described in Section 4.3(b) of the Asset Purchase Agreement between Bank of America and M&T Bank dated as of March 15, 2013 (“APA”), and (ii) becomes employed by the Employer no later than August 31, 2013. A “Former Bank of America Employee” does not include a Business Employee who meets the definition of “Leave Recipients” under Section 4.3(d) of the APA, unless that Employee starts active employment with the Employer no later than six months after the Closing Date of the APA.

(b) Employment with Bank of America is treated as employment with an Employer for purposes of determining a Former Bank of America Employee’s Years of Vesting Service.

Section 13.7 Former Hudson City Employees.

(a) A Former Hudson City Employee is an Employee who (i) was employed by Hudson City Bancorp, Inc. or any subsidiary thereof(“Hudson City”) on October 31, 2015, and (ii) became employed by the Employer on November I, 2015 as a result of the acquisition of Hudson City Bancorp, Inc. by M&T Bank Corporation.

(b) For purposes of determining Years of Vesting Service, the Plan will take into account a Former Hudson City Employee’s service with Hudson City to the same extent that such service was credited under the Profit Incentive Bonus Plan of Hudson City Savings Bank.

ARTICLE 14

PROTECTED BENEFITS

Section 14.1 Definitions. In this Article 14, the following terms have the following meanings:

Former Allfirst Plan Participant - an individual with an account under the Allfirst Financial, Inc. Capital Accumulation Plan on the Merger Date.

Former BSB Plan Participant - a Former Partners Trust Plan Participant who was a participant in the BSB Bank & Trust Company 40l(k) Savings Plan on the day the BSB Plan merged into the Partners Trust Plan.

Former Chase 401(k) Plan Participant - an individual with an account under the 40l(k) Savings Plan of The Chase Manhattan Bank on the Merger Date.

Former Chase Thrift Plan Participant - an individual with an account under the Thrift-Incentive Plan of The Chase Manhattan Bank on the Merger Date.

Former Chemical Plan Participant - an individual with an account under the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies on the Merger Date.

Former Citizens Pension Plan Participant - an individual with an account under the Citizens Savings Bank Money Purchase Pension Plan on the Merger Date.

Former Citizens Profit Sharing Plan Participant - an individual with an account under the Citizens Savings Bank Profit Sharing/Salary Investment Plan on the Merger Date.

Former ENY Plan Participant - an individual with an account under the 40 I(k) Plan for the Employees of The East New York Savings Bank on the Merger Date.

Former Hudson City Plan Participant—an individual with an account under the Profit Incentive Bonus Plan of Hudson City Savings Bank on the Merger Date.

Former Keystone Plan Participant - an individual with an account under the Keystone Financial 40I(k) Savings Plan on the Merger Date.

Former Merged Plan Participant - any Former Plan Participant under these Article 14 definitions.

Former Onbank Plan Participant - an individual with an account under the ONBANCorp, Inc. 40l(k) Savings Plan on the Merger Date.

Former Partners Trust Plan Participant - an individual with an account under the Partners Trust Bank Incentive Savings Plan on the Merger Date.

Former Premier Plan Participant - an individual with an account under the Premier National Bancorp Retirement & Thrift Plan on the Merger Date.

Former Provident Plan Participant - an individual with an account under the Employees Retirement Savings Plan of Provident Bank on the Merger Date.

Former Wilmington Trust Plan Participant - an individual with an account under the Wilmington Trust Thrift Savings Plan on the Merger Date.

Franklin Transfer Account - a separate individual account established under the Onbank Plan as of August 31, 1994 on behalf of a Former Onbank Plan Participant who is a former participant in the Franklin First Federal Savings Bank Employee Savings Plan, plus gains and losses allocable thereto under the Onbank Plan through May 31, 1998.

Merged Plan - any Plan covering a Former Merged Plan Participant as described in these Article 14 definitions.

Merger Date:

Allfirst PIan	March 1, 2004
Chase 401(k) Plan	November 15, 1999
Chase Thrift Plan	October 1, 1995
Chemical Plan	January 1, 1995
Citizens Pension Plan	January 1, 1996
Citizens Profit Sharing Plan	January 1, 1995
ENYPlan	December 31, 1991
Hudson City Plan	April 1, 2016
Keystone Plan	December 1, 2000
Onbank Plan	June 1, 1998
Partners Trust Plan	March 3, 2008
Premier Plan	May 1, 2001
Provident Plan	September 1, 2009
Wilmington Trust Plan	September 15, 2011

Protected Balance - the lesser of a Former Merged Plan Participant’s (1) account balance under a Merged Plan as of the Merger Date that was transferred to this Plan (excluding earnings thereafter) or (2) current Account balance under this Plan. For a Former Citizens Pension Plan Participant, earnings on the account balance after the Merger Date are included in Protected Balance.

Section 14.2 Distributions and Withdrawals Generally.

All distribution and withdrawal rights protected under this Article 14 are in addition to, and not in lieu of, any distribution and withdrawal rights that are provided under the rest of this Plan. Withdrawals under this Article 14 will be taken pro rata from the Investment Options in which the Protected Balance is invested. A withdrawal can be for all or part of the Protected Balance available for withdrawal.

Section 14.3 Protected Life Annuity for Former Citizens Pension Plan Participants.

A Former Citizens Pension Plan Participant (or their Beneficiary) will receive their Protected Balance in the form of a single life annuity unless they elect a lump sum distribution under Section 8.3. Any single life annuity will be funded by an insurance annuity contract purchased with the Protected Balance. The insurance annuity contract will be distributed to the Participant (or Beneficiary), will not be transferable by the Participant (or Beneficiary) and will be consistent with the terms of this Plan. Distributions under the insurance annuity contract must be made in accordance with regulations issued by the Secretary of the Treasury at §§ 1.40l(a)(9)-l thru 1.40l(a)(9)-9.

Section 14.4 Protected Withdrawals for Former ENY Plan Participants.

A Former ENY Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(I) Protected Balance attributable to after-tax contributions, employer contributions, rollover contributions and direct transfers from predecessor plans - at any time.

(2) entire Protected Balance—after attaining age 59 1/2.

Section 14.5 Protected Withdrawals for Former Chase 401(k) Plan Participants.

A Former Chase 40l(k) Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(1) Protected Balance attributable to after-tax contributions or rollover contributions—at any time.

(2) Protected Balance attributable to employer matching contributions made on or before December 31, 1996—at any time.

(3) entire Protected Balance—after attaining age 59 1/2.

Section 14.6 Protected Withdrawals for Former Premier Plan Participants.

A Former Premier Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(1) Protected Balance attributable to after-tax contributions and rollover contributions—at any time.

(2) Protected Balance attributable to pre-tax contributions and employer matching contributions—after attaining age 59 1/2.

Section 14.7 Protected Withdrawals for Former Chemical Plan Participants.

A Former Chemical Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(I) Protected Balance attributable to after-tax contributions and rollover contributions—at any time.

(2) Protected Balance attributable to (i) “MHT Optional Allocations,” if any, made under the MHT Profit Sharing Plan prior to January I, 1980; and (ii) “Matching Contributions,” if any, made under the MHT Performance Incentive Plan on or before March I, 1988—at any time.

(3) entire Protected Balance—after attaining age 59 1/2.

Section 14.8 Protected Withdrawals for Former Citizens Profit Sharing Plan Participants.

A Former Citizens Profit Sharing Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(I) Protected Balance attributable to after-tax contributions—at any time.

(2) entire Protected Balance—after attaining age 59 1/2.

Section 14.9 Protected Withdrawals for Former Chase Thrift Plan Participants.

A Former Chase Thrift Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(I) Protected Balance attributable to rollover contributions—at any time.

(2) Protected Balance attributable to their: (i) Company Contributions Account, excluding Limited Deferral Allocations and (ii) TIP Saver Account (as defined in the Chase Thrift Plan)—at any time.

(3) Protected Balance attributable to their TaxWiser Account (as defined in the Chase Thrift Plan)—after attaining age 59 1/2.

Section 14.10 Protected Withdrawals for Former Onbank Plan Participants.

A Former Onbank Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(1) Protected Balance attributable to rollover contributions and matching contributions—at any time.

(2) Protected Balance attributable to their Voluntary Contributions and Basic Contributions (as defined in the Onbank Plan)—after attaining age 59 1/2.

(3) Protected Balance attributable to their Franklin Transfer Account - after attaining age 59 1/2.

Section 14.11 Protected Withdrawals for Former Keystone Plan Participants.

A Former Keystone Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(1) Protected Balance attributable to after-tax contributions—at any time.

(2) entire Protected Balance—after attaining age 59 1/2.

Section 14.12 Protected Withdrawals for Former Allfirst Plan Participants.

A Former Allfirst Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(I) If they participated in the former Dauphin Deposit Corporation Savings Plan, their Protected Balance attributable to after-tax contributions—at any time.

(2) Protected Balance attributable to rollover contributions—at any time.

(3) entire Protected Balance, other than amounts attributable to additional employer contributions (excluding for this purpose excess sick leave contributed under Section 8.l(a) of the Allfirst Plan) – after attaining age 59 1/2.

Section 14.13 Protected Withdrawals for Former Partners Trust Plan Participants.

A Former Partners Trust Plan Participant may receive in-service withdrawals from their Protected Balance as follows:

(I) Protected Balance attributable to after-tax contributions and rollover contributions—at any time.

(2) Protected Balance attributable to pre-tax contributions, BSB !:,onus contributions, rollover contributions, matching contributions and BSB matching contributions—after attaining age 59 1/2.

Section 14.14 Protected Withdrawals for Former Provident Plan Participants.

A Former Provident Plan Participant may receive an in-service withdrawal of their Protected Balance attributable to rollover contributions at any time.

Section 14.15 Protected Withdrawals for Former Wilmington Trust Plan Participants.

A Former Wilmington Trust Plan Participant may withdraw all or part of their Protected Balance attributable to rollover contributions or voluntary contributions at any time, provided that a withdrawal of rollover contributions may not be made more often than once in any 12 month period.

Section 14.16 Protected Benefit Options and Other Provisions for Former Hudson City Plan Participants

(a) A Former Hudson City Plan Participant who was receiving installment payments under the Profit Incentive Bonus Plan of Hudson City Savings Bank on the Merger Date may elect at any time to have the remaining balance of their account distributed in a lump sum as soon as practicable after the Merger Date. Absent such an election, installment payments to such a Participant will continue to be paid. The installment payment method of distribution is no longer available for distributions with an effective date on or after the Merger Date.

(b) A Former Hudson City Plan Participant may at any time withdraw all or part of their Protected Balance attributable to after-tax “Employee Contributions” and “Rollover Contributions”, each as defined in the Hudson City Plan.

(c) A Former Hudson City Plan Participant who has an outstanding loan from the Hudson City Plan on the Merger Date may continue to repay the loan in accordance with the terms of the promissory note evidencing such loan. Otherwise, the provisions of Article 7 of this Plan will apply to the loan to the extent not inconsistent with the promissory note.

Section 14.17 Preservation of Code Section 411(d)(6) Benefits. The Plan will preserve all optional forms of benefits available under a Merged Plan for any Protected Balance transferred from the Merged Plan to this Plan as required by Code Section 41l(d)(6).

ARTICLE 15

ESOP PROVISIONS

Section 15.1 General. This Article 15 applies solely to the ESOP Component.

Section 15.2 Right to Distribution of M&T Stock. A Participant entitled to a distribution of their Account under Article 8 has the right to receive the distribution in the form of M&T Stock to the extent their Account is invested in M&T Stock. If a Participant elects a distribution in M&T Stock, they will be treated as receiving their distribution from the ESOP Component in the form of M&T Stock in accordance with Section 8.3(b).

Section 15.3 Dividends on M&T Stock. Subject to Section 15.7(b)(2), a Participant may elect, in the manner prescribed by the Committee, to receive a distribution of dividends paid on the shares of M&T Stock in which their Account is invested. Those dividends will be distributed quarterly, as soon as administratively practicable after those dividends are paid to the Plan. If a Participant does not elect to take a distribution of dividends, the dividends will be reinvested in M&T Stock. Notwithstanding the vesting provisions of Section 5.4(b) that apply to a Participant’s Retirement Accumulation Account and Discretionary Contribution Account, a Participant will always be I00% vested in any reinvested dividends on M&T Stock.

Section 15.4 Diversification. A Participant may elect under Section 5.2 to transfer all or part of their Account invested in M&T Stock to any other Investment Option. Section 5.2 is intended to satisfy the diversification requirements of Code Section 401(a)(28).

Section 15.5 Voting Rights.

(a) On any matter that involves the voting of the M&T Stock held in the Trust, each Participant has the right to direct the Trustee as to the manner in which to vote M&T Stock allocated to their Account. The Trustee will vote M&T Stock held in the Trust in accordance with those directions. If the matter involving the voting of M&T Stock held in the Trust is not an exchange or tender offer, then as to M&T Stock for which the Trustee does not receive timely and proper directions (including unallocated shares), the Trustee will vote the M&T Stock in the same proportion as it votes M&T Stock as to which timely and proper directions are received. If the matter involving the voting of M&T Stock held in the Trust is an exchange or tender offer, then the Trustee will not tender or exchange M&T Stock as to which the Trustee does not receive timely and proper directions (including unallocated shares).

(b) The Committee will promptly distribute to all Participants all or a part of whose Accounts are invested in M&T Stock all notices of M&T Bank Corporation shareholder meetings and any other notices, reports or materials distributed by M&T Bank Corporation to its shareholders. On any matter with respect to which a Participant is entitled to direct the Trustee hereunder, the Committee will solicit those directions by distributing to each Participant to whose Account M&T Stock has been allocated, the information distributed to shareholders of M&T Bank Corporation generally in connection with the matter, together with any additional information the Committee deems appropriate for each Participant to give proper directions to the Trustee. The directions received from any Participant will be held in confidence by the Committee and the Trustee and will not be individually divulged or released to any person, including officers or employees of the Employer. Any proper and reasonable costs incurred in connection with obtaining directions will be treated as expenses of the Committee for the purposes of Section 9.3.

Section 15.6 Put Rights. If M&T Stock, when distributed to a Participant or Beneficiary (“Distributee”), is (i) not a Publicly Traded Security, (ii) subject to trading limitations under any federal or state securities laws, any regulations thereunder, or any agreement affecting the M&T Stock that would make the M&T Stock not as freely tradable as stock not subject to those restrictions, or (iii) is a Publicly Traded Security without restriction but ceases to be so traded within 12 months after distribution, that M&T Stock will be subject to a put option to sell any or all that M&T Stock to the Corporation. The put option may be exercised by the Distributee and is subject to the terms and conditions of this Section 15.6 as follows:

(a) Exercise of Option. The put option exercise period commences on the day following the date on which the M&T Stock is Distributed to the Distributee and ends 60 days thereafter. If the Distributee does not exercise the put option during this first put option exercise period, the Distributee may exercise the put option in the next following Plan Year during the subsequent 60-day period beginning on the day after the Committee mails written notice to the Distributee of the then most recent determination of the fair market value of the M&T Stock.

(b) Terms of Option. Unless extended as provided in subsection (c) or (f) below, each put option expires at 12:00 midnight (Eastern Time) on the day after the applicable 60-day put option exercise period expires. The option price is the fair market value of the M&T Stock, as determined in good faith and based on all relevant factors for determining the fair market value of M&T Stock on the date of valuation, by the Trustee. The date of valuation is the last day of the Plan Year immediately preceding the date of exercise of the option provided, however, that the date of valuation for a transaction between the Plan and a Participant who is a Disqualified Person on the date of the transaction is the date of the transaction. If the Distributee received the M&T Stock in a distribution of the Participant’s entire Account, then the Corporation may elect to pay the option price in equal annual installments over a period not longer than five years from the date on which the option is exercised. If the Corporation so elects, it may pay interest on the unpaid balance at the M&T Bank prime rate on the date of sale, plus two percentage points. Any other terms of sale will be determined by agreement between the Corporation and the Distributee. The Distributee, in any event, will be provided with adequate security for the payment of any amounts deferred beyond 30 days from the exercise of the put option.

(c) Obligation to Purchase Limited. The Corporation is not required to purchase M&T Stock pursuant to a put option under this Section 15.6 to the extent that, at the time the option is exercised, the purchase would be prohibited by applicable federal or state law. If a Distributee is unable to exercise their option during any 60-day put option exercise period because the Corporation is prohibited by applicable federal or state law from honoring the option, then the put option exercise period will be postponed until the prohibition on the option transaction has been removed. Under no circumstances will the Trustee be bound to purchase M&T Stock pursuant to a put option under this Section 15.6. If, however, a purchase by the Trustee is not then prohibited by law, and would not in the opinion of the Trustee violate any fiduciary obligation imposed on it, then the Trustee may, with the consent of the Corporation, elect to assume the rights and obligations of the Corporation under the put option.

(d) Nontransferability. The put option granted under this Section 15.6 may not be transferred or assigned.

(e) Certain Arrangements Barred. Neither the Corporation nor the Trustee may enter into any arrangements involving the Plan that would provide for the issuance of put options by the Plan other than as specified in this Section 15.6. Furthermore, neither the Corporation nor the Trustee is obligated to purchase M&T Stock except as specifically provided herein.

(f) Notice of Grant of Certain Put Options. If a put option is granted because M&T Stock was a Publicly Traded Security without restriction when distributed but subsequently ceased to be a Publicly Traded Security, then the first put option exercise period during which the option is exercisable begins on the date on which the Distributee is notified that the M&T Stock has ceased to be a Publicly Traded Security.

(g) Payment. Payment for the purchase of M&T Stock under this Section 15.6 will occur on a date specified by the Corporation or Trustee, but not more than 30 days after a put option is exercised. If the Corporation or Trustee elects to pay for the M&T Stock in annual installments, the first annual installment toward the Trustee’s or Corporation’s purchase of M&T Stock under this Section 15.6 is due no later than 30 days after the put option is exercised.

(h) Definitions. For purposes of this Section 15.6, the term (i) “Publicly Traded Security” means a security listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section l 5A(b) of the Securities Exchange Act; and (ii) “Disqualified Person” means a “disqualified person” within the meaning of Code Section 4975(e)(2).

Section 15.7 Acquisition Loans.

(a) Definition. An “Acquisition Loan” means any loan or extension of credit, such as a purchase money security interest, that is made to the Plan, and either is made or is guaranteed by the Corporation or by a Disqualified Person (as defined in Section 15.6(h)), and meets the following requirements:

(I) Primary Benefit. The Acquisition Loan must be for the primary benefit of Participants and their Beneficiaries. This requirement is not met unless, at the time that the Acquisition Loan is made, both (i) the interest rate for the Acquisition Loan and the price of the M&T Stock to be acquired with the Acquisition Loan proceeds are not such that Plan assets might be diminished, and (ii) the terms of the Acquisition Loan, whether or not between independent parties, are at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.

(2) Use of Loan Proceeds. Within a reasonable time after receipt of the Acquisition Loan proceeds, the Trustee must use the proceeds to acquire M&T Stock, to repay such Acquisition Loan or to repay a prior Acquisition Loan. The proceeds of the Acquisition Loan may not be used for any purpose or purposes other than as set forth in the preceding sentence. M&T Stock acquired with the proceeds of the Acquisition Loan will not be subject to any options or buy-sell or similar arrangements or restrictions while held by and distributed from the Plan.

(3) Liability and Collateral. The Acquisition Loan must be without recourse against the Plan. The only assets that may be used as collateral for the Acquisition Loan are M&T Stock acquired with the proceeds of the Acquisition Loan or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The only assets of the Plan to which any person entitled to payment under the Acquisition Loan has any right are (i) the collateral of the Acquisition Loan, (ii) Contributions (other than in the form of M&T Stock) made under the Plan to meet the Plan’s obligations under the Acquisition Loan, and (iii) earnings attributable to the collateral and to the investment of the Contributions.

(4) Default. In the event ofa default on the Acquisition Loan, the value of Plan assets transferred in satisfaction of the Acquisition Loan may not exceed the amount of the default. Any Acquisition Loan made to the Plan by a Disqualified Person, but not including an Acquisition Loan made to the Plan by an independent person and merely guaranteed by a Disqualified Person, will provide that, upon default, Plan assets will be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(5) Rate of lnterest. The rate of interest of the Acquisition Loan may not exceed a reasonable rate of interest, considering all relevant factors including the amount and duration of the Acquisition Loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantor (if any) and the interest rate then prevailing for comparable loans. A variable interest rate may be deemed to be reasonable when the foregoing factors are considered.

(6) Release from Encumbrance. The Acquisition Loan must provide for the release from encumbrance of Plan assets used as collateral for the Acquisition Loan according to one of the following formulas, as specified by the Committee:

(i) The number of shares of M&T Stock released for each Plan Year during the term of the Acquisition Loan will equal the number of shares of Stock held immediately before release for the current Plan Year, multiplied by the amount of principal and interest paid for the Plan Year, divided by the amount of principal and interest both paid for the current Plan Year and remaining to be paid in all future Plan Years. The number of future Plan Years under the Acquisition Loan must be definitely ascertainable and will not take into account any possible extensions or renewal periods. In computing the interest due in all future years on an

Acquisition Loan with a variable interest rate, the interest rate applicable at the end of the current Plan Year will be used. If the collateral for an Acquisition Loan consists of more than one class of M&T Stock, the number of shares of stock of each class to be released in any Plan Year will be determined by applying the same fraction to each class; or

(ii) The number of shares of M&T Stock to be released from encumbrance may be determined solely with reference to principal payments if (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payment of those amounts for 10 years, (B) the interest portion of any payment is disregarded only to the extent that it would be deemed to be interest under standard loan amortization tables, and (C) the sum of the expired duration of the Acquisition Loan and the period of any renewal or extension or the duration of a new Acquisition Loan does not exceed IO years.

(7) Term of Loan. The term of the Acquisition Loan must be specific and may not be payable on the demand of any person except in the case of default.

(b) Accounts and Allocations of Contributions.

(!) Suspense Account. Notwithstanding any provisions in Article 5 to the contrary, the Trustee will maintain a separate Suspense Account to which it will add all M&T Stock acquired with the proceeds of an Acquisition Loan. All M&T Stock held in the Suspense Account will be assets of the Plan. At the time an Acquisition Loan is made, the Committee must inform the Trustee whether it is to release M&T Stock from the Suspense Account according to the formula set forth in subsection (a)(6) above. At the end of each Plan Year the Trustee must release those shares of M&T Stock from the Suspense Account in accordance with the applicable formula and must withdraw those shares of M&T Stock from the Suspense Account. Immediately upon releasing M&T Stock from the Suspense Account, the Trustee will allocate to the Participants’ Accounts, the shares and fractions of shares withdrawn from the Suspense Account (subject to the limitations set forth in Section 5.3) in the same ratio that each Participant’s Benefit Compensation bears to the total of all Participants’ Benefit Compensation.

(2) Earnings. The Trustee will allocate the earnings, if any, received with respect to M&T Stock held in the Suspense Account acquired with the proceeds of an Acquisition Loan as earnings of the Plan except to the extent that those earnings are used to repay the Acquisition Loan or are collateral for the Acquisition Loan. If the Plan receives cash dividends on M&T Stock held in the Suspense Account, the Trustee may, as directed by the Committee, use the cash dividends to make payments on the Acquisition Loan. If the Plan receives cash dividends on M&T Stock allocated to a Participant’s Account acquired with the proceeds of an Acquisition Loan while the Plan remains obligated to make payments on the Acquisition Loan, the Trustee may, as directed by the Committee, use the cash dividends to make payments on the Acquisition Loan, provided, however, that the Trustee will allocate to the Participant’s Account M&T Stock with a fair market value at least equal to the amount of the cash dividend that, but for the repayment of the Acquisition Loan, would have been allocated to the Participant. If the cash dividends are not used to make payments on an Acquisition Loan, the cash dividends will be distributed to the Participant or credited to the Participant’s Account as described in Section 15.3.

Notwithstanding the foregoing, no cash dividend on M&T Stock will be applied to make payments on an Acquisition Loan unless the proceeds of the Acquisition Loan were used to (i) acquire the M&T Stock on which the cash dividend was paid, or (ii) repay another Acquisition Loan the proceeds of which were used to acquire the M&T Stock.

(c) Valuation.

(1) For purposes of this Section 15.7, the valuation of all M&T Stock is the fair market value of the shares, as determined in good faith and based on all relevant factors for determining the fair market value of securities, on the date of valuation. In the case of a transaction between the Plan and a Disqualified Person, the date of valuation is the date of the transaction. For all other purposes relating to allocation, the date of valuation is the last day of the preceding Plan Year.

(2) Notwithstanding anything in the Plan to the contrary, if at any time M&T Stock is not readily tradable on an established market (within the meaning of Code Section 40l(a)(28)(C)), all valuations of M&T Stock under the Plan will be made by an independent appraiser, selected by the Committee, who meets the requirements of the regulations promulgated under Code Section l 70(a)(l).

(d) Distribution. If M&T Stock acquired with the proceeds of an Acquisition Loan consists of more than one class of securities, each Distributee (as defined in Section 15.6) will receive substantially the same proportion of each class as such securities are held by the Trust Fund. The provisions of Article 8 govern the form of distribution.

(e) Termination of the Plan. If this Plan ever ceases to be an employee stock ownership plan, all M&T Stock that has been acquired with proceeds of an Acquisition Loan will continue, after the Acquisition Loan is paid, to be subject to Section 15,6.

(f) Preemption. Any provision herein to the contrary notwithstanding, the provisions of this Section 15.7 govern all transactions relating to Acquisition Loans and M&T Stock acquired with the proceeds of the Loans.

ARTICLE 16

ADOPTION OF PLAN

As evidence of its adoption of this restatement of the Plan, the Corporation has caused this document to be signed by its authorized officer, effective as of January I, 2020.

MANUFACTURERS AND TRADERS TRUST COMPANY

Date: December 31, 2019	By:	/s/Ann Marie Odrobina
Ann Marie Odrobina,
Group Vice President